                                                                 EXHIBIT 10.1
                                                                 ------------



                                                                 EXECUTION COPY


                                 LOAN AGREEMENT


                 AGREEMENT, dated as of June 30, 1994, by and between TRANS-RESOURCES, INC., a Delaware corporation (the "Company"), and BANK HAPOALIM B.M., an Israeli banking corporation acting through its New York Branches (the "Bank").

                 The Company has requested the Bank to make available to the Company the Loans described below, and the Bank is willing to extend such Loans to the Company upon and subject to the following terms and conditions.

                 NOW, THEREFORE, IT IS AGREED:

         1.      DEFINITIONS.

                 1.1 Certain General Definitions. For all purposes of this Agreement and the other Loan Documents, unless the context otherwise requires:

                          "Acquisition Financing Conditions" means, at the
applicable date, that HCL shall have a (i) Consolidated Tangible Net Worth of not less than $75,000,000, and (ii) a ratio of Consolidated Indebtedness to Consolidated Tangible Net Worth not greater than 1.5:1.

                          "Adjusted Net Worth" of the Company means the sum of
(i) the total amount of preferred stockholders' equity and common stockholders' equity which would appear on an unconsolidated balance sheet of the Company, as at such date prepared in accordance with generally accepted accounting principles, plus (ii) the aggregate outstanding principal amount at that date of the Senior Subordinated Notes, the Senior Reset Notes and all other Subordinated Debt.

                          "Agreement" means this Agreement, including all
Exhibits hereto, as the same may be amended or otherwise modified from time to time, and the terms "herein", "hereof", "hereunder" and like terms shall be taken as referring to this Agreement in its entirety and shall not be limited to any particular section or provision thereof.

                          "Approved Change" means any change in Control of the
Company or TPR which has been approved in writing by the Bank, which approval shall not unreasonably be withheld if the Bank has determined that after review of such financial and other information concerning the Person that would become in Control of the Company or TPR and receipt of such additional guarantees or security, if any, as the Bank may reasonably request, there will be no material adverse change in the creditworthiness of the Company or the likelihood of the Loans being repaid in accordance with their terms.

                          "Bank Money-Market Account" means the money market
account no. 01034446-02 maintained by the Company with the Bank.

                          "Business Day" means a day on which both (i) banks
are regularly open for business in both London and New York City and (ii) the Bank's New York branch shall be open for ordinary business. In the Bank's discretion, the New York branch may be closed on any Saturday, Sunday, legal holiday or other day on which it is lawfully permitted to close.

                          "C.D." means a negotiable certificate of deposit
and all reinvestments, 'rollovers' and proceeds thereof.

                          "Closing Date" shall mean the date mutually
convenient to the Bank and the Company, on or prior to June 30, 1994, for the closing of Loan #1 and Loan #2.

                          "Company Pledge Agreement" means collectively the
1990 Pledge Agreement, as amended by 1990 Pledge Agreement Amendment No. 1, and as further amended by the 1990 Pledge Agreement Amendment No. 2 under which the Company grants to the Bank a valid perfected first priority lien, charge and security interest in certain HCL Stock and the proceeds thereof under Israeli law.

                          "Converted Term Loan" shall have the meaning provided
therefor in Section 2.1 hereof.

                          "Commitment Letter" means the commitment letter from
the Bank to the Company dated May 13, 1994.

                          "Consolidated Indebtedness" of any Person means, as
of any date, the aggregate Indebtedness which would appear on a consolidated balance sheet of that Person and its consolidated Subsidiaries, as at such date, prepared in accordance with generally accepted accounting principles.

                          "Consolidated Net Income," for any period, means the
aggregate of the net income of the Company and its Subsidiaries for such period, on a consolidated basis, determined in accordance with generally accepted accounting principles; provided that (i) the net income of any Person (other than a Subsidiary) in which the Company or any Subsidiary has a joint interest with a third party shall be included only to the extent of the amount of dividends or distributions paid to the Company or such Subsidiary, (ii) the net income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (iii) all charges incurred and credits realized which are unusual in nature and infrequently occurring shall be excluded, from net income.

                          "Consolidated Tangible Net Worth" of any Person
means, as of any date, the total amount of non-redeemable preferred stock and common stockholders' equity which would appear on a consolidated balance sheet of that Person and its consolidated Subsidiaries, as at such date prepared in accordance with generally accepted accounting principles, except that there shall be deducted therefrom all intangible assets (determined in accordance with generally accepted accounting principles) including, without limitation, organization costs, patents, trademarks, copyrights, franchises, research and development expenses, and any amount reflected as treasury stock; provided, however, that costs in excess of fair value of net assets of businesses acquired shall not be deducted.

                          "Control" means the power to direct or cause the
direction of the management and policies of a Person, either alone or in conjunction with others and whether through the ownership of voting securities, by contract or otherwise.

                          "Current Assets" of any Person means as of the date
of any determination thereof, the aggregate amount carried as current assets on the books of such Person, in accordance with generally accepted accounting principles.

                          "Current Liabilities" of any Person means as of the
date of any determination thereof, the aggregate amount carried as current liabilities on the books of such Person, in accordance with generally accepted accounting principles.

                          "Current Ratio" of any Person means the ratio of such
Person's Current Assets to such Person's Current Liabilities.

                          "Custodian" means Chemical Bank.

                          "Custodian Money-Market Account" means the Hanover
U.S. Treasury Money Market Fund held by the Custodian in the Treasury and C.D. Account.

                          "Default" means any condition, event or act which,
with notice or lapse of time, or both, would constitute an Event of Default.

                          "ERISA" means the Employee Retirement Income Security
Act of 1974, as amended from time to time, including the rules and regulations promulgated thereunder.

                          "Event of Default" shall have the meaning provided
therefor in Section 8.1 hereof.

                          "Facility Fees" shall mean the fees payable by the
Company to the Bank pursuant to Section 2.3 hereof.

                          "Financial Statements" shall have the meaning
provided therefor in Section 4.6 hereof.

                          "Governmental Person" means any United States,
Israeli, or other national, state or local government, political subdivision, or governmental, quasi-governmental, judicial, public or statutory instrumentality, agency, authority, body or entity including the Federal Deposit Insurance Corporation, any central bank or any comparable authority.

                          "Governmental Rule" means any law, rule, regulation,
ordinance, order, code, interpretation, judgment, decree, directive, guideline, policy or similar form of decision of any Governmental Person.

                          "HCL" means Haifa Chemicals Ltd., an Israeli
corporation.

                          "HCL Stock" means the ordinary shares, par value NIS
1 per share, issued by HCL.

                          "Indebtedness" of any Person means indebtedness
incurred by that Person in respect of (i) money borrowed, (ii) any note, loan, debenture or similar instrument, (iii) deferred payments for assets or services acquired (except for payments deferred by unaffiliated persons on terms consistent with industry standards), (iv) capitalized rentals under any capitalized lease (whether in respect of land, machinery, equipment or otherwise), but excluding rentals under any operating lease, (v) guarantees, bonds, stand-by letters of credit or other instruments issued in support of Indebtedness of any other Person, and (vi) guarantees or other assurances equivalent to guarantees against financial loss in respect of Indebtedness as defined under any of clauses (i) to (v) above.

                          "Interest Payment Date" means any date on which
interest is payable under either Note.

                          "Interest Period" has the meaning ascribed to such
term in the Notes for each respective Loan.

                          "Israeli Resident" means an individual who, under the
laws of the State of Israel, is a citizen or resident of the State of Israel or any other Person of which 25% or more of any class of equity securities are owned, directly or indirectly, by one or more Israeli Residents. The term "Israeli Resident" shall not include any "exempted person" under the laws of the State of Israel.

                          "Junior Indenture" means any indenture or agreement
pursuant to which any Junior Subordinated Debt has been or will be issued or incurred by the Company.

                          "Junior Subordinated Capital" of any Person means, as
of any date, the total of the Consolidated Tangible Net Worth of such Person and the outstanding aggregate principal amount of Junior Subordinated Debt and the outstanding aggregate liquidation value of any outstanding shares of redeemable preferred stock having no mandatory redemption requirements earlier than the later of (i) the final maturity of the Senior Reset Notes or (ii) the final maturity of the Senior Subordinated Notes.

                          "Junior Subordinated Debt" means obligations of the
Company as reflected on the Company's books which are subordinated in right of payment to the Senior Subordinated Notes and Senior Reset Notes (to at least the same extent as the Senior Subordinated Notes and Senior Reset Notes are subordinated to Senior Indebtedness, including without limitation any class of equity securities convertible into obligations so subordinated) and shall include an agreement by holders of such obligations and any transferees not to receive any payments during the continuation of any default with respect to the Senior Subordinated Notes or Senior Reset Notes or (without the prior written consent of the holders of the Senior Subordinated Notes and the Senior Reset Notes) enforce any remedies with respect to such obligations during the continuation of a default with respect to such obligations as long as the Senior Subordinated Notes and Senior Reset Notes are outstanding.

                          "Lien" means any charge, lien, mortgage, pledge,
security interest or other encumbrance of any nature whatsoever upon, of or in property or other assets of a Person, whether absolute or conditional, voluntary or involuntary, whether created pursuant to agreement, arising by force of statute, by judicial proceedings or otherwise.

                          "Loan #1" shall have the meaning provided therefor in
Section 2.1 hereof.

                          "Loan #2" shall have the meaning provided therefor in
Section 2.1 hereof.

                          "Loan Documents" means this Agreement, the Notes, the
Company Pledge Agreement, the Treasury and C.D. Security Agreement, and any other instruments, agreements or other documents delivered by the Company or HCL to the Bank pursuant to any of the foregoing Loan Documents.

                          "Loans" shall mean, collectively, Loan #1, Loan #2
and any Converted Term Loans.

                          "Money-Market Accounts" means the collective
reference to the Bank Money-Market Account and the Custodian Money- Market Account.

                          "Net Income" of any Person for any fiscal period
means the difference between gross revenues and all costs, expenses and other proper charges (including taxes on income) as determined in accordance with generally accepted accounting principles.

                          "Net Book Value" means the value for accounting
purposes of an asset after taking into consideration any deductions required therefrom all as determined in accordance with generally accepted accounting principles.

                          "1988 Loan Agreement" means the Loan Agreement dated
as of February 26, 1988, between the Company and the Bank, as amended by amendments dated June 13, 1988, December 29, 1988, March 17, 1989, April 13, 1989, December 24, 1990 and April 25, 1991.

                          "1988 Note" means the Promissory Note in the
principal amount of $12,700,000, dated February 28, 1988, signed by the Company in favor of the Bank, as amended.

                          "1990 Loan Agreement" means the Loan Agreement dated
as of December 24, 1990, between the Company and the Bank, as amended by the amendments dated August 16, 1991 and September 25, 1992.

                          "1990 Notes" means the promissory notes in the
original maximum aggregate principal amount of $48,000,000 dated as of December 24, 1990, signed by the Company in favor of the Bank, as amended.

                          "1990 Pledge Agreement" means the Pledge Agreement
dated as of December 21, 1990 between the Bank, the Trust Company and the Company.

                          "1990 Pledge Agreement Amendment No. 1" means
Amendment No. 1 to the 1990 Pledge dated as of November 29, 1993.

                          "1990 Pledge Agreement Amendment No. 2" means an
amendment to the 1990 Pledge Agreement in form and substance satisfactory to the Bank.

                          "Note #1" shall have the meaning provided therefor in
Section 2.1 hereof.

                          "Note #2" shall have the meaning provided therefor in
Section 2.1 hereof.

                          "Notes" shall mean, collectively, Note #1 and Note #2.

                          "PBGC" means the Pension Benefit Guarantee
Corporation and any entity succeeding to any or all of its functions under ERISA.

                          "Permitted Acquisition" means an acquisition by the
Company of a business or lines of businesses to which the Bank, in its sole and absolute discretion, shall give its prior written consent.

                          "Person" shall include an individual, a partnership,
a joint venture, a corporation (including, without limitation, the Company or any Subsidiary), a trust, an estate, an unincorporated organization or association and a Governmental Person. If any Person is a corporation, unless otherwise provided, the use of the term Person to refer to that corporation means that corporation as a single entity and not as consolidated with its Subsidiaries.

                          "Plan" means an employee benefit plan or other plan,
including both single-employer and multi-employer plans, maintained for employees of the Company or any Subsidiary or any controlled group of trades or businesses under common control, as defined respectively in Sections 1563 and 414(c) of the Internal Revenue Code of 1986, as amended, of which the Company or Subsidiary is or becomes a part, and covered by Title IV of ERISA.

                          "Reportable Event" shall have the meaning set forth
in Section 4043(b) of Title IV of ERISA.

                          "Senior Indebtedness" means (a) the principal of and
interest on all Indebtedness of the Company whether short or long-term and whether secured or unsecured (including all Indebtedness evidenced by notes, bonds, debentures or other securities sold by such Person for money), (b) the principal of and interest on all Indebtedness incurred by the Company in the acquisition (whether by way of purchase, merger, consolidation or otherwise and whether by such Person or another Person) of any capital stock, business, real property or other assets (except assets acquired in the ordinary course of the conduct of the acquiror's business), (c) guarantees by the Company of Indebtedness of a Subsidiary of the Company, and (d) renewals, extensions, refundings, deferrals, restructurings, amendments and modifications of any such Indebtedness, obligation or guarantee; provided that Senior Indebtedness shall not include (i) any Indebtedness which, by the terms of the instrument creating, governing or evidencing such Indebtedness, is not senior or superior in right of payment to the Senior Subordinated Notes and the Senior Reset Notes; (ii) any Indebtedness of the Company to any of its Subsidiaries; or (iii) any Junior Subordinated Debt.

                          "Senior Reset Note Indenture" means the Indenture
dated as of March 1, 1989 between the Company and First Alabama Bank, as Trustee.

                          "Senior Reset Note Repurchase Event" shall have the
meaning set forth in Section 6.11 hereof.

                          "Senior Reset Notes" means the Company's 14 1/2%
Senior Subordinated Reset Notes due September 1, 1996, issued under the Senior Reset Note Indenture.

                          "Senior Subordinated Note Indenture" means the
Indenture dated as of March 30, 1993 between the Company and First Alabama Bank, as Trustee.

                          "Senior Subordinated Notes" means the Company's
11-7/8% Senior Subordinated Notes due July 1, 2002, issued under the Senior Subordinated Note Indenture.

                          "Significant Subsidiary" means a significant
subsidiary of the Company other than Eddy Potash, Inc., as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act of 1933.

                          "Subordinated Debt" means (a) unsecured obligations
of the Company as reflected on the Company's books which (i) are not due until the later of (x) July 5, 1998 or (y) the last Interest Payment Date of the latest to mature of any Converted Term Loan, and (ii) are fully subordinated in right of payment to the Notes (to at least the same extent as the Senior Subordinated Notes are subordinated to Senior Indebtedness) and shall include an agreement by holders of such obligations and any transferees not to receive any payments with respect to such obligations as long as there exists and is continuing a default in payment of principal or interest on the Notes, (b) Junior Subordinated Debt (including any such Junior Subordinated Debt converted to such after the date hereof) and (c) the obligations of the Company evidenced by the Senior Reset Notes.

                          "Subsidiary" means, when used with reference to any
corporation, any corporation of which at least a majority of the outstanding stock having, by the terms thereof, ordinary voting power to elect a majority of the Board of Directors of such corporation is at the time directly or indirectly owned by such first-mentioned corporation.

                          "Tangible Net Worth" means tangible net worth as
determined in accordance with generally accepted accounting principles on an unconsolidated basis but including and excluding specific items in the same manner as is provided in the definition of "Consolidated Tangible Net Worth".

                          "TPR" means TPR Investment Associates, Inc., a
Delaware corporation.

                          "Treasuries" means notes, bills or bonds issued by
the United States Treasury Department as full faith and credit obligations of the United States and all reinvestments, 'rollovers' and proceeds thereof.

                          "Treasury and C.D. Account" means the corporation
custodian account no. 7383606 maintained by the Company with the Custodian in which the Treasuries, C.D.s and shares of the Custodian Money-Market Account shall be held.

                          "Treasury and C.D. Account Agreement" means the
account agreement between the Custodian and the Company relating to the Treasury and C.D. Account.

                          "Treasury and C.D. Security Agreement" means the
security agreement delivered by the Company to the Bank pursuant to Section 5.2 hereof.

                          "TRIL" means Trans-Resources (Israel) Ltd., an
Israeli Corporation.

                          "Trust Company" means Trust Company of Bank Hapoalim
B.M., ([HEBREW TEXT]) a company duly incorporated and existing under the laws of the State of Israel, having its registered office at 55 Rothschild Boulevard, Tel-Aviv 65124.

                          "United States of America", when used in a
geographical sense, means all of the States of the United States of America and the District of Columbia and, so long as they continue as possessions or territories of the United States, Puerto Rico and the Virgin Islands.

                 1.2 Use of Accounting Terms. Accounting terms used herein shall be construed, calculations hereunder shall be made and financial data required hereunder shall be prepared, both as to classification of items and as to amounts, in accordance with generally accepted accounting principles in effect in the United States (except that any reference in this Agreement to generally accepted accounting principles with respect to financial statements of HCL shall be deemed to be references to Israeli generally accepted accounting principles, unless otherwise provided herein) as of the date thereof consistently applied, which principles shall be consistent with those used in the preparation of the most recent reviewed financial statements of such Person delivered to the Bank. All statements relating to earnings and expenses shall set forth separately or otherwise identify all extraordinary and nonrecurring items.

         2.      THE LOANS.

                 2.1      Amount and Terms of Credit.

                          (a)     The Bank agrees, subject to and upon the
terms and conditions herein set forth, to lend to the Company the aggregate sum of ONE HUNDRED FORTY MILLION DOLLARS ($140,000,000), in the following manner. On the Closing Date, the Bank shall fund (i) a term loan in the principal amount of $40,000,000 ("Loan #1") and (ii) a term loan in the principal amount of $100,000,000 ("Loan #2").

                          (b)     Loan #1 shall be evidenced by and repayable
in accordance with a promissory note ("Note #1") of the Company, substantially in the form of Exhibit A annexed hereto, and shall be repayable in installments in the amounts and at the times, and bear interest at the rates, payable at the times, set forth in Exhibit A.

                          (c)  Loan #2 shall be evidenced by and repayable in
accordance with a promissory note ("Note #2") of the Company, substantially in the form of Exhibit B annexed hereto, and shall be repayable in the amounts and at the times, and bear interest at the rates, payable at the times, set forth in Exhibit B. Subject to paragraph (d) of this Section 2.1, Loan #2 shall be repayable in full, in one lump sum payment, no later than January 5, 1996.

                          (d)  Any amount in excess of $1,000,000 outstanding
under Loan #2 which has been utilized to fund a Permitted Acquisition in accordance with Section 3 hereof, shall be deemed converted effective on and as of the date specified in Section 3.6 hereof to a five-year term loan (upon such conversion, a "Converted Term Loan"). Each such Converted Term Loan shall be repayable in installments in the amounts and at the times set forth in the provisions of Note #2 relating specifically to Converted Term Loans. Each Converted Term Loan shall bear interest at the rates, and be payable at the times, set forth in the provisions of Note #2 relating specifically to Converted Term Loans. On the date of conversion of each Converted Term Loan, the then outstanding aggregate principal amount of Note #2 not constituting a Converted Term Loan shall be reduced by the principal amount of such Converted Term Loan, and the then outstanding principal amount of Converted Term Loans shall be correspondingly increased by the principal amount of such Converted Term Loan. The Bank shall make appropriate notations on Schedule A and Schedule B of Note #2 evidencing such increase and decrease. Any failure by the Bank to make any endorsement on Schedule A or Schedule B of Note #2 shall in no way mitigate or discharge the obligations of the Company to repay Loan #2, whether as an initial loan or as a Converted Term Loan, as the case may be.

                 2.2      Voluntary and Mandatory Prepayments.

                          (a)     The Company may prepay either Note in part
or in full at any time subject to the provisions set forth in such Note, upon not less than seven days prior written notice to the Bank, provided that each such prepayment shall be in the amount of $100,000 or any integral multiple thereof; except that (i) prepayment of the entire outstanding principal amount of such Note, and (ii) any prepayment of Loan #2 made by liquidation of Treasuries or C.D.s or funds or shares in the Money-Market Accounts in accordance with Subsection (c) of this Section 2.2, need not be in the amount of $100,000 or any integral multiple thereof.

                          (b)     Any voluntary or mandatory prepayments of the
principal of either Note, whether partial or full, shall be accompanied by the payment of any accrued interest on the principal amount so prepaid and any other payment or charge required by such Note.

                          (c)     Subject to the provisions of Subsection (a)
of this Section 2.2, the Company may prepay Loan #2 at any time, in part or in full, by liquidation of Treasuries and/or C.D.s or funds or shares in the Money-Market Accounts, in the manner set forth in this Subsection (c) and in Note #2. The Company shall include, in its written notice given to the Bank pursuant to Subsection (a), a list of particular Treasuries and/or C.D.s, if any, to be liquidated and applied to Loan #2. The aggregate net proceeds of the Treasuries and C.D.s proposed to be liquidated pursuant to such notice shall be not less than $100,000. Upon its receipt of such notice, the Bank shall make arrangements through the Custodian to sell such specified Treasuries and CDs at least one Business Day prior to the specified date of prepayment, if such prepayment date does not coincide with the maturity dates of the specified Treasuries and CDs, and in any event to apply the proceeds thereof to amounts outstanding under Loan #2, effective as of the specified date of prepayment.

                          (d)     In the event any notice given to the Bank by
the Company pursuant to subsection 2.2(c) hereof specifies a Treasury the market value of which, as of the date of such notice, has diminished as compared to its original cost, then the Bank shall have no obligation to sell such Treasury and make the proceeds thereof available to the Company in accordance with Subsection 2.2(c) hereof, unless and until the Company grants to the Bank a first priority security interest in additional collateral (which may be cash) which the Bank determines to be of at least equal liquidity and collateral value as the difference between the market value as of the date of such notice and the original cost of such Treasury.

                          (e)     If a particular Treasury or C.D. is not
subject to liquidation pursuant to a request by the Company and consent by the Bank, within at least three Business Days prior to its maturity date, the Bank shall reinvest the proceeds of such Treasury or C.D. in other Treasuries or C.D.s which (i) have been selected by the Bank, after consultation with the Company but subject to the Bank's approval in its sole discretion, and (ii) have the attributes set forth in Section 3.2 hereof with respect to Treasuries and C.D.s purchased initially with the proceeds of Loan #2.

                          (f)     If, during any period a Converted Term Loan
is outstanding, HCL pays any cash dividends or makes any other cash distributions to its shareholders which, in the aggregate, exceed in value 75% of HCL's cumulative Net Income (as determined in accordance with generally accepted accounting principles in effect in Israel during the respective periods such cumulative Net Income was earned), calculated from the Closing Date to the date of such payment or distribution, then the Company shall pay to the Bank upon receipt such amount in excess of 75% of such cumulative Net Income, as a mandatory prepayment, provided, that, for the purposes of this subsection 2.2(f), dividends paid by HCL after the Closing Date but before June 30, 1995 in amounts not exceeding HCL's Net Income for the period January 1, 1994 through June 30, 1994 will not be subject to this subsection 2.2(f).

                          (g)     Notwithstanding anything in this Section 2.2
to the contrary, any prepayment, whether voluntary or mandatory, may be applied by the Bank to any principal or interest of any Note, in such amounts and order of priority as the Bank deems appropriate in its sole discretion; provided, however, that any prepayment will be applied first to Loan #2 and then to Loan #1. The Bank shall have no liability to the Company for any failure to apply prepayments in accordance with any instructions which the Bank may receive from the Company which are inconsistent with the provisions of this Subsection 2.2(g).

                 2.3      Fees.

                          (a)     The Company shall pay to the Bank a Facility
Fee of $340,000 for making this credit facility available to the Company. The non-refundable amount of $136,000 in respect of the Facility Fee was paid upon the execution of the Commitment Letter. The balance of the Facility Fee shall be payable as follows and, once paid, shall be nonrefundable: $136,000 shall be paid on the Closing Date, and $68,000 shall be paid on the first anniversary of the Closing Date, whether or not any Loans are then outstanding or this Agreement otherwise remains in effect.

                          (b)     The Company shall pay the usual and customary
fees and charges of the Trust Company for its services in holding, as trustee for the Bank, the certificates representing HCL Stock, in accordance with the Company Pledge Agreement.

                          (c)     The Company shall pay the usual and customary
fees and charges of the Custodian, for its services in acting as custodian in connection with the Treasury and C.D. Account and for selling or purchasing Treasuries or C.D.s thereunder, including any commissions or other brokerage charges.

                 2.4 Evidence of Debt. The books and records of the Bank shall be conclusive evidence, absent manifest error, of all amounts of principal, interest, fees and other charges advanced, due, outstanding or paid pursuant to this Agreement, the Notes and any other Loan Document. The Bank agrees to provide statements of such amounts to the Company upon the Company's written request; provided, however, that, in the event of any conflict between such statement and the Bank's books and records, the latter shall be controlling absent manifest error.

                 2.5 Increased Costs. If, after the date of this Agreement, the adoption of any applicable Governmental Rule, any change in any applicable Governmental Rule, any change in the interpretation or administration of any applicable Governmental Rule by any Governmental Person charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive (whether or not having the force of law) of any such Governmental Person

                          (a) shall subject the Bank to any tax, duty or other charge with respect to all or any portion of any Loan, or its obligation to make all or any portion of any Loan or shall change the basis of taxation of payments to the Bank of any amounts due under this Agreement, or any Note (except for changes in the rate of tax on the overall net income of the Bank or any of its offices imposed by the tax laws of any jurisdiction in the world); or

                          (b) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit, capital adequacy requirement, capital equivalency, ratio of assets to liabilities or any other capital substitute or similar requirement against assets of, deposits with or for the account of, credit extended by, letters of credit issued and maintained by, or collateral subject to a lien in favor of the Bank, or shall impose on the Bank any other condition affecting all or any portion of any Loan;

and the result of any of the foregoing is to increase the cost to or to impose a cost on the Bank of making or maintaining all or any portion of any Loan, or to reduce the amount of any sum received or receivable by the Bank under this Agreement or any Note, or (in the case of a capital adequacy or similar requirement) to reduce the rate of return on the Bank's capital as a consequence of maintaining all or any portion of any Loan to a level below that which could have been achieved but for the imposition of such requirement (taking into consideration the Bank's capital adequacy policies), then, within 30 days after demand by the Bank, the Company shall pay the Bank for its own account such additional amount or amounts as will compensate the Bank for such increased cost or reduction actually incurred. The Bank will promptly notify the Company of any event of which it has knowledge, occurring after the date of this Agreement, which will entitle the Bank to compensation pursuant to this
Section 2.5. A certificate of the Bank claiming compensation for itself under this Section 2.5 and setting forth in reasonable detail the additional amount or amounts to be paid to the Bank shall be conclusive evidence of the amount of such compensation absent manifest error. In determining such amount, the Bank may use any reasonable averaging and attribution methods.

                 2.6 Net Payments. All payments to the Bank under this Agreement or any Note shall be made without defense, setoff or counterclaim and in such amounts as may be necessary in order that all such payments (after deduction or withholding for or on account of any present or future taxes, levies, imposts, duties, or other charges of whatsoever nature imposed by any government, any political subdivision or any taxing authority, other than any tax owed and measured by the overall net income of the Bank or any of its offices pursuant to the tax laws of any jurisdiction in the world (collectively, the "Taxes")), shall not be less than the amounts otherwise specified to be paid under this Agreement or the Note. A certificate as to any additional amounts payable to the Bank under Section 2.6 submitted to the Company by the Bank shall show in reasonable detail the amounts payable and the calculations used to determine in good faith such amounts and shall be conclusive absent manifest error. Any amounts payable by the Company under this Section 2.6 with respect to past payments shall be due within three Business Days following receipt by the Company of such certificate from the Bank; any such amounts payable with respect to future payments shall be due concurrently with such future payments. With respect to each deduction or withholding for or on account of any Taxes, the Company shall promptly furnish to the Bank such certificates, receipts and other documents as may be required (in the reasonable judgment of the Bank) to establish any tax credit to which the Bank may be entitled.

                 2.7      Security for the Loans.

                          (a) The Loans shall be secured by a first priority
lien upon and security interest in all Treasuries and C.D.s from time to time held in the Treasury and C.D. Account or held directly by the Bank, pursuant to the Treasury and C.D. Security Agreement in the form of Exhibit C hereto. In addition, the Loans shall be secured by a first priority lien upon and security interest in 79% of the issued and outstanding HCL Stock pursuant to the Company Pledge Agreement.

                          (b)  The Bank may release and terminate its security
interest in certain shares of the HCL Stock, in accordance with the terms and conditions set forth in this Subsection 2.7(b). In the event that the principal of and interest on and all other fees and charges in respect of Loan #2 are paid in full, but amounts in respect of Loan #1 remain unpaid, then, provided no Default or Event of Default has occurred and is continuing, the Bank shall release within 30 days such number of shares of the HCL Stock as shall be necessary so that HCL Stock representing the percentage of all issued and outstanding shares of HCL Stock set forth below opposite the outstanding amount of Loan #1 shall remain pledged.

                                                                      Percentage of HCL
                         Outstanding amount                           Stock retained as
                        of Loan #1 less than                       collateral by the Bank
                        --------------------                       ----------------------

                                 $35,000,001                                 65%
                                 $16,000,001                                 43%
                                 $10,000,001                                 22%

In the event that the principal of and interest on and all other fees and charges in respect of Loan #1 and Loan #2 have been paid in full the Bank shall release all of the HCL Stock.

         3.      USE OF PROCEEDS.

                 The Company represents, warrants and covenants that the proceeds of the Loan will be used as follows.

                 3.1      General Use of Proceeds.

                          (a)  The proceeds of Loan #1 shall be used (i) first,
to repay in full on the Closing Date all outstanding principal, interest, fees and charges in respect of (x) the 1990 Notes (y) the 1988 Note, and, (ii) second, all proceeds in excess of such foregoing amount for general corporate purposes of the

Company. Upon such repayment, the 1990 Notes and the 1988 Note shall be cancelled and the 1988 Loan Agreement and the 1990 Loan Agreement shall terminate and have no further force or effect.

                          (b)  All of the proceeds of Loan #2 shall initially
be deposited in the Custodian Money-Market Account in the Treasury and C.D. Account. Thereafter the proceeds shall be used for the purchase of Treasuries and C.D.s or allocation to the Custodian Money-Market Account or the Bank Money-Market Account, and may thereafter be used solely to fund Permitted Acquisitions in accordance with Section 3.4 hereof (except as set forth in sub-sections 2.2(c) or 3.4(g) hereof).

                 3.2 Initial Purchase of Treasuries and C.D.s. The Company shall provide to the Bank, on the Closing Date, a list of particular Treasuries and C.D.s the Company proposes be purchased with all or a portion of the proceeds of Loan #2. Provided the Bank has approved the proposed list, the Bank shall arrange directly or through the Custodian for the purchase of such Treasuries and C.D.s, on the Closing Date or as soon thereafter as practicable. Unless otherwise agreed between the Company and the Bank (i) each such purchased Treasury shall be in an amount not less than $10,000, have a maturity date not more than 360 days from the date of purchase, and have such other terms and conditions as the Company may select, subject to the Bank's approval in its sole discretion, and (ii) each such purchased C.D. (x) shall have a minimum principal amount of $500,000, a maturity date not more than 360 days from the date of issuance, and such other terms and conditions as the Company may select, subject to the Bank's approval in its sole discretion, and (y) be issued by one of the following banks: Morgan Guaranty and Trust Company, Chemical Bank or the New York branch of any of the following: Swiss BancCorp, Union Bank of Switzerland, Deutsche Bank, Commerz Bank, Societe Generale, Lloyds, Barclays or Credit Lyonnais as selected by the Company, subject to the
Bank's approval in its sole discretion.   Any proceeds of Loan #2 not applied
to such purchases on the Closing Date shall be retained at the option of the Bank in either of the Money-Market Accounts, which shall be blocked pending such application, with accrued interest on such funds to be credited to such appropriate Money-Market Account.

                 3.3 The Treasury and C.D. Account. The Treasuries, C.D.s and shares of the Custodian Money-Market Account purchased with proceeds of Loan #2 shall be held in the Treasury and C.D. Account maintained in the name of the Company with the Custodian, pursuant to the Treasury and C.D. Account Agreement, and shall be subject to the Bank's security interest under the Treasury and C.D. Security Agreement. In accordance with the Treasury and C.D. Security Agreement, the Bank shall have the exclusive right to direct the disposition of the Treasuries, C.D.s and shares of the Custodian Money-Market Account in the Treasury and C.D.

Account and the proceeds thereof, and, if no Default or Event of Default has occurred and is continuing, shall cause any interest or accretions of principal with respect thereto to be credited, at the Bank's option, to the Bank Money-Market Account or the Custodian Money- Market Account. The Treasury and C.D. Account Agreement, or the related Notice and Acknowledgment, shall provide, among other things, that monthly statements regarding the Treasury and C.D. Account shall be furnished to both the Company and the Bank. The Bank agrees to provide monthly statements regarding the Bank Money-Market Account to the Company, if and to the extent funds are held in such account.

                 3.4 Liquidation of Treasuries and C.D.s for Permitted Acquisitions; Interest Payments.

                          (a)  The Company may, by giving written notice to the
Bank in accordance with Subsection (b) hereof, effect a liquidation of Treasuries and C.D.s for the purpose of using the proceeds thereof, or use funds in the Money-Market Accounts, up to an aggregate cumulative amount of $100,000,000, for the funding, after the Closing Date and prior to January 5, 1996, of any Permitted Acquisition.

                          (b)     The Company shall give the Bank written
notice of any proposed acquisition to be funded from the proceeds of proposed liquidations of the Treasury and C.D. Account or funds or shares in the Money-Market Accounts, which notice shall set forth in reasonable detail all information relevant to the proposed acquisition and any other information or certifications the Bank in its sole discretion may from time to time request. The notice shall be accompanied by a certificate of the Company's chief financial officer dated as of the date of such notice certifying that each of the Acquisition Financing Conditions, computed immediately prior to giving effect to such proposed acquisition, has been satisfied and requesting the Bank's consent thereto. The Bank shall, within 30 days following the receipt of such notice together with such additional information and certifications as it shall have requested, notify the Company in writing of its consent to or rejection of the proposed acquisition. The Bank may condition its consent to any Permitted Acquisition in any manner it determines to be necessary or appropriate in its sole and absolute discretion, including, without limitation, the granting to the Bank of a first priority security interest in additional collateral (including property or securities of the business to be acquired).

                          (c)  In the event the Bank shall have consented to a
proposed acquisition, the Company shall, within five Business days prior to any proposed liquidation of Treasuries and C.D.s or application of funds or liquidation of shares in the Money-Market Accounts, or as the case may be, for the purpose of funding the Permitted Acquisition, give written notice to the Bank of such proposed liquidation specifying the particular Treasuries and/or C.D.s, if any, to be liquidated. The aggregate net proceeds of such proposed liquidation shall be not less than $1,000,000. Unless the Bank shall have notified the Company of its objection to a proposed liquidation within three Business Days after the Bank's receipt of a notice of proposed liquidation, it shall sell or cause the Custodian to sell the Treasuries or C.D.s specified in such notice at least one Business Day prior to the liquidation date specified by the Company in its above- mentioned notice of proposed liquidation, if such prepayment date does not coincide with the maturity dates of the specified Treasuries and C.D.s, and within one Business Day of the receipt of the proceeds, or on the day of such receipt if practicable, the Bank shall deposit or cause the Custodian to deposit such proceeds in the Money-Market Account specified by the Bank. The Company's chief financial officer shall, on the date any amounts are to be released from such Money-Market Accounts to fund a Permitted Acquisition, furnish the Bank with a certificate, dated as of such date, to the effect that
(i) the Acquisition Financing Conditions remain satisfied and (ii) there has been no material adverse change in the financial condition of the target of the Permitted Acquisition since the date of the Company's initial notice to the Bank requesting approval of the Permitted Acquisition, and there is no impending change which could reasonably be expected to have a material adverse effect on the financial condition of the target company. The Bank may refuse to release any amounts from the Money-Market Accounts unless the conditions to such Permitted Acquisition required by the Bank have been fulfilled, as determined by the Bank in its sole and absolute discretion, including, without limitation, the receipt by the Bank of a first priority perfected security interest in such additional collateral (including property or security of the business acquired) as the Bank may determine. All such proceeds of Treasuries and C.D.s or such Money-Market Accounts shall be used by the Company solely for the Permitted Acquisition specified in the aforementioned written notices of proposed acquisition and liquidation.

                          (d)     Within seven Business Days after any
liquidation of Treasuries and C.D.s or application of funds or shares from the Money-Market Accounts in accordance with this Section 3.4, the Company shall provide to the Bank evidence reasonably satisfactory to the Bank that the proceeds of such liquidation were used for the purpose of funding the Permitted Acquisition specified in the aforementioned written notice of proposed liquidation.

                          (e)     In no event shall the Bank have any
responsibility or liability to the Company in connection with any diminution in the market value of the Treasuries, C.D.s or shares of the Custodian Money-Market Account subject to the Treasury and C.D. Security Agreement or held in the Treasury and C.D. Account or for any loss from any sale thereof or for any other loss whatever in respect thereof, except as a result of the Bank's gross negligence or willful misconduct.

                          (f)     Any such proceeds made available to the
Company for the funding of a Permitted Acquisition shall be deemed to be, on and as of the date such proceeds are made available, converted into Converted Term Loans, in accordance with Section 2.1(d) hereof.

                          (g)     Interest earned on the securities in the
Treasury and C.D. Account and the balance in the Bank Money-Market Account may be applied by the Bank, at the request of the Company, to the payment of interest on Loan #2 provided, that prior to each such application, the Bank, in its sole and absolute discretion, shall have approved such request for such application of such payment in writing. Nothing contained herein shall limit the Bank's rights pursuant to Section 9.6 hereof.

         4.      REPRESENTATIONS AND WARRANTIES.

                 In order to induce the Bank to enter into this Agreement and to make the Loan, the Company represents and warrants to the Bank that:

                 4.1 Corporate Existence. The Company is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to own its properties and other assets and to transact the business in which it is now engaged or proposes to engage. HCL is a duly organized and validly existing corporation in good standing under the laws of the State of Israel and has the corporate power and authority to own its properties and other assets and to transact the business in which it is now engaged or proposes to engage. Each of the Company and HCL is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which the failure to qualify would have a material adverse effect on its business.

                 4.2 Holdings. TPR owns both beneficially and of record all of the issued and outstanding capital stock of the Company. The Company
owns beneficially (including 3,662,830      shares owed of record by TRIL)
52,480,013 shares of HCL Stock, which represent 100% of the issued and outstanding HCL Stock, of which 48,817,183 shares, representing 93%, are owned of record by the Company. As of the date hereof, (i) the shareholders of TPR and their respective interests therein, and (ii) the identity of the principal stockholder of the Company and its interest therein, are as set forth in the Company's Form 10-K for the fiscal year ended December 31, 1993. As of the date hereof, the Company has no Subsidiaries other than those listed on Exhibit 21 to such Form 10-K, and certain other Subsidiaries which, if considered in the aggregate as a single Subsidiary, would not constitute a Significant Subsidiary.

                 4.3 Authorization and Execution. The Company has the corporate power and authority to execute, deliver and carry out the terms and provisions of the Loan Documents executed by it. The execution, delivery and performance by the Company of such Loan Documents and the borrowing hereunder have been duly authorized by all requisite corporate action. This Agreement, the 1990 Pledge Agreement and the 1990 Pledge Agreement Amendment No. 1, are, and the Notes, the 1990 Pledge Agreement Amendment No. 2 and the Treasury and C.D. Pledge Agreement, when executed and delivered by the Company pursuant hereto, will be legal, valid and binding obligations of the Company, enforceable against the Company, in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by the application by a court of equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). The 1990 Pledge Agreement and the 1990 Pledge Agreement Amendment No. 1 remain in full force and effect and upon the execution and delivery of the 1990 Pledge Amendment No. 2 they shall constitute a valid, binding and enforceable pledge of 41,459,225 shares of HCL Stock, as security for the obligation of the Company to the Bank under the Notes.

                 4.4 Compliance with Other Instruments. Neither the Company nor HCL is in default in the performance, observance or fulfillment of any of the material obligations, covenants or conditions contained in any evidence of Indebtedness of the Company or HCL, or contained in any instrument under or pursuant to which any such evidence of Indebtedness has been issued or made and delivered. Neither the execution and delivery of the Loan Documents, nor the consummation of the transactions herein contemplated, including but not limited to the use of the proceeds of Loan #2 for the funding of Permitted Acquisitions, nor compliance with the Acquisition Financing Conditions will conflict with or result in a breach of any of the terms, conditions or provisions of the Certificate of Incorporation or By-laws or other organizational charter and instruments of the Company, or of any agreement or instrument to which the Company is now a party or otherwise bound or to which any of the Company's properties or other assets is subject, or of any law, statute, rule or regulation or any order or decree of any court or governmental instrumentality, or of any arbitration award, franchise or permit, or constitute a default thereunder, or result in the creation or imposition of any Lien upon any of the properties or other assets of the Company, except as herein contemplated.

                 4.5 Consents. No consent or approval of, or exemption by, any Person (including, without limitation, the shareholders of the Company), and no waiver of any right by any Person is required to authorize or permit, or is otherwise required in connection with, the execution, delivery and performance of the Loan Documents, or with respect to the required use by the Company of the proceeds of any Loan, except those which shall have been obtained on or prior to the Closing Date.

                 4.6 Financial Statements. The Company has heretofore furnished to the Bank copies of the unqualified audited consolidated financial statements of the Company as of December 31, 1993 and for the year then ended, the unaudited consolidated financial statements of the Company as of March 31, 1994 and for the three-month period then ended, and the unqualified audited consolidated financial statements of HCL as of December 31, 1993 and for the year then ended and the unaudited consolidated financial statements of HCL as of March 31, 1994 and for the three-month period then ended (collectively, the "Financial Statements"). All of the Financial Statements present fairly the financial position of the Company or HCL, as the case may be, on the date of the balance sheet included therein and the results of the operations of the Company or HCL, as the case may be, for the period involved, and have been prepared in accordance with, in the case of the Company, generally accepted accounting principles in effect in the United States and in the case of HCL, generally accepted accounting principles in effect in Israel, applied on a consistent basis throughout the periods involved.

                 4.7 No Material Changes. There has been no material adverse change in the business, properties or other assets or in the condition, financial or otherwise, of the Company or HCL including, without limitation, any loss from operations, since the date of the most recent balance sheets included in their respective Financial Statements.

                 4.8 Litigation. Except as set forth on Schedule A, there are no actions, suits, investigations or proceedings (whether or not purportedly on behalf of the Company or HCL) pending or, to the knowledge of the Company threatened against or affecting the Company or HCL, at law or in equity or before or by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, which involve the possibility of any material liability or of any material adverse effect on the business, operations, prospects, properties or other assets or in the condition, financial or otherwise, of the Company or HCL.

                 4.9 Compliance with Law. Each of the Company and HCL is in compliance, in all material respects, with all applicable requirements of law and all applicable rules and regulations of each Federal, state, municipal or other governmental department, agency or authority, domestic or foreign, the noncompliance with which would have a material adverse effect on the business, affairs, or financial condition of the Company or HCL, as the case may be.

                 4.10 Investment Company. The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, or the regulations under such act.

                 4.11 Residency and Citizenship Status of Company. The Company (i) is not an "Israel resident" for purposes of Israeli Exchange Control Law, 5738-1978, (ii) maintains its chief executive offices and principal place of business in the State of New York, (iii) is not registered in Israel as a foreign company and does not have a registered office in Israel, and (iv) is not a representative, branch or agency in Israel for any other Person.

                 4.12 Ownership of Company. As of the date of this Agreement, none of the issued and outstanding shares of each class of the Company's capital stock are owned, directly or indirectly, of record and/or beneficially, by Israeli Residents.

                 4.13 Regulation U, Etc. None of the proceeds of any Loan will be used, directly or indirectly, for any purpose which will violate, or cause the Bank to be in violation of, or which will require the Bank to file or obtain any forms or notices or applications of any kind so as not to be in violation of, Regulation U (12 CFR, Part 221) of the Board of Governors of the Federal Reserve System. Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or any Note or the making of any Loan to violate Regulation U or any other regulation of the Board of Governors of the Federal Reserve System.

                 4.14 ERISA. (a) Each single-employer Plan has been maintained and funded, in all material respects, in accordance with its terms and with all provisions of ERISA applicable thereto, and the Company and its Subsidiaries have each taken all actions required to be taken by them to cause each multi-employer Plan to be maintained and funded, in all material respects, in accordance with its terms and with all provisions of ERISA applicable thereto; (b) no Reportable Event has occurred and is continuing with respect to any single-employer Plan or, to the Company's knowledge, any multi-employer Plan; and (c) no liability to PBGC has been incurred by the Company or any Subsidiary with respect to any single-employer Plan or, to the Company's knowledge, any multi-employer Plan, other than for premiums due and payable.

                 4.15 Control of the Company. TPR (i) is a Delaware corporation, the economic equity interest of which is 100% owned by Arie Genger and members of his family, and (ii) owns all of the issued and outstanding common stock of the Company and Controls the Company.

                 4.16 Senior Subordinated Note Indenture. The Company has delivered to the Bank a true and correct copy of the Senior Subordinated Note Indenture and all amendments and supplements thereto as in effect on the date hereof.

                 4.17 Senior Reset Note Indenture. The Company has delivered to the Bank a true and correct copy of the Senior Reset Note Indenture and all amendments and supplements thereto as in effect on the date hereof.

                 4.18 Priority of Loans. All indebtedness of the Company to the Bank arising from the Loan Documents, including but not limited to the Company's obligations to pay the principal of and interest on the Notes, is and at all times will be senior in right of payment to the Senior Subordinated Notes and the Senior Reset Notes.

                 4.19 No Bank of Israel Approval Needed. No exchange control approval permit issued by the Bank of Israel is required in connection with the transactions contemplated in this Agreement.

         5.      CONDITIONS TO LOANS.

                 The obligation of the Bank to make any Loan to the Company hereunder is subject to the satisfaction, on or before the date of the making of such Loan, of each of the following conditions precedent which are solely for the benefit of the Bank:

                 5.1 Note. The Note #1 and Note #2 corresponding to Loan #1 and Loan #2 shall have been duly executed and delivered to the Bank.

                 5.2 Pledge and Security Agreements. The Company shall have delivered to the Bank (i) a duly executed copy of the Company Pledge Agreement, together with certificates representing 41,459,225 shares of HCL Stock, and undated stock powers or other instruments of assignment therefor duly executed in blank by the Company and in form acceptable to the Bank, (ii) a duly executed copy of the Treasury and C.D. Security Agreement in the form of Exhibit C, (iii) a copy of the Treasury and C.D. Account Agreement along with a letter of acknowledgment duly executed by the Custodian, in the form of Exhibit D, and (iv) a duly executed copy of the 1990 Pledge Agreement Amendment No. 2 and (v) any other instruments and documents as the Bank may reasonably require to perfect its lien on such collateral under both United States and Israeli law, as appropriate, including UCC-1 financing statements, and the Bank shall have a valid and enforceable first priority lien and security interest in all of such collateral.

                 5.3      Opinions of Counsel.  The Bank shall have received
(i) from United States counsel for the Company a favorable written opinion addressed to the Bank and dated the Closing Date, satisfactory to the Bank and substantially in the form set forth in Exhibit E-1 annexed hereto, and (ii) from Israeli counsel to the Company and HCL, a favorable written opinion addressed to the Bank and dated the Closing Date, satisfactory to the Bank and substantially in the form set forth in Exhibit E-2.

                 5.4 Supporting Documents. The Bank shall have received the following from the Company: (i) a certificate of its Secretary or an Assistant Secretary, dated the Closing Date, certifying as to (A) its By-laws;
(B) resolutions of its Board of Directors authorizing the execution, delivery and performance of this Agreement, the Notes and any Loan Documents executed by it; (C) the full force and effect of such resolutions on the Closing Date; (D) the incumbency and signature of each of the officers of the Company who sign the Loan Documents and all other closing papers hereunder; (E) the Senior Subordinated Note Indenture; and (F) the Senior Reset Note Indenture; (ii) certified copies of its Certificate of Incorporation listing all charter papers on file, as amended through the Closing Date; (iii) a good standing certificate from the Secretary of State of the State of Delaware; and (iv) such additional supporting documents as the Bank may reasonably request.

                 5.5 Bank's Satisfaction as to Pending or Threatened Proceedings. The Company shall have provided to the Bank full and accurate information, current as of the Closing Date, of all material litigation, arbitration, administrative or other proceedings or investigations, pending or threatened against the Company and the Bank shall be satisfied, in its sole and absolute discretion, as to the nature and scope of the Company's exposure to liability and as to any potential exposure to liability on the Bank's part.

                 5.6 No Default. Both before and after giving effect to the Loans, there shall exist no Default or Event of Default.

                 5.7 Representations. All representations and warranties by the Company contained herein and all representations and warranties contained in the other Loan Documents shall be true and correct, with the same force and effect as if made on and as of the date of the Loan.

                 5.8 Officers' Certificate. The Company shall have delivered to the Bank a certificate signed by the chief financial officer and the Chairman, President or any Vice President (other than the chief financial officer) of the Company dated the date of the Loan, certifying and confirming that (i) no Default or Event of Default exists as set forth in
Section 5.6 and (ii) the representations and warranties referred to in Section
5.7 are true and correct.

                 5.9 Fees. All applicable fees and charges payable by the Company to the Bank or with respect to the transactions described in this Agreement shall have been paid.

                 5.10 Proceedings. All corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement shall be satisfactory in form, scope and substance to the Bank and its counsel, and the Bank and such counsel shall have received all information and copies of all documents, including records of corporate proceedings, which the Bank or its counsel may reasonably have requested in connection therewith, such documents where appropriate to be certified by proper corporate and governmental authorities.

                 6.       AFFIRMATIVE COVENANTS.

                 The Company covenants and agrees that from and after the date hereof and so long as any Loan or any other obligation incurred hereunder or under any other Loan Document is outstanding, unless the Bank shall otherwise consent in a writing delivered to the Company:

                 6.1 Pay Principal and Interest. The Company will punctually pay or cause to be paid the principal and interest to become due in respect of any Note according to the terms hereof and thereof.

                 6.2 Maintenance of Company Office. The Company will maintain an office in New York, New York (or such other place in the United States of America as the Company may designate in writing to the Bank or to any subsequent holder of the Note), where notices and demands to or upon the Company in respect of any Note may be given or made.

                 6.3 Keep Books. The Company will keep proper books of record and account in which true, correct and complete entries will be made of its transactions in accordance with generally accepted accounting principles.

                 6.4 Payment of Taxes; Corporate Existence; Maintenance of Properties. The Company will, as to itself, and will cause HCL to:

                 (a) Pay and discharge promptly all taxes (including, without limitation, all payroll withholdings), assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any of its property, real, personal or mixed, or upon any part thereof, before the same shall become in default, as well as all claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon its property; provided, however, that it shall not be required to pay any such tax, assessment, charge, levy or claim or discharge any such Lien if the validity thereof shall be contested in good faith by appropriate proceedings and if it shall have set aside on its books such reserves, if any, as may be required in accordance with generally accepted accounting principles with respect to the tax, assessment, charge, levy or claim so contested;

                 (b) (i) Conduct continuously and operate actively, its business according to good business practices; (ii) keep in full force and effect its corporate existence, and material rights, licenses, permits and franchises (except those the Company determines to be no longer material) and comply in all material respects with all of the laws, rules and regulations governing its business (except such non- compliance as does not have a material adverse effect on the Company or HCL); and (iii) make all such reports and pay all such franchise and other taxes and license fees and do all such other things as may be lawfully required, to maintain its material rights, licenses, powers and franchises under the laws of the United States of America and of the States or jurisdictions in which it is organized or does business; and

                 (c) Maintain and keep, or cause to be maintained and kept, its properties in good repair, working order and condition, and from time to time make or cause to be made all needful repairs, renewals, replacements and improvements so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

                 6.5 Financial Statements and Reports. The Company will furnish to the Bank, in duplicate:

                          (a)     As soon as practicable, and in any event
within 90 days after the end of each fiscal year of the Company, annual unqualified audited consolidated balance sheets of the Company and its Subsidiaries as at the end of such year and related consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for such year, setting forth in comparative form the corresponding figures for the preceding fiscal year, audited by independent certified public accountants of recognized standing selected by the Company and acceptable to the Bank;

                          (b)     As soon as practicable, and in any event
within 105 days after the end of each fiscal year of the Company, annual unaudited consolidating balance sheets of the Company and its Subsidiaries as at the end of such year and related consolidating statement of income of the Company and its Subsidiaries for such year, certified by the chief financial officer of the Company as to (i) fair presentation of the financial position and the results of operations of the Company and (ii) having been prepared in accordance with generally accepted accounting principles consistently applied;

                          (c)     As soon as practicable, and in any event
within 60 days after the end of each fiscal quarter of the Company, a consolidated balance sheet, related consolidated statements of income, retained earnings and cash flows of the Company showing its financial condition as of the last day of such fiscal quarter and the results of operations for such fiscal quarter, certified by the chief financial officer of the Company as to
(i) fair presentation of the financial position and the results of operations of the Company and (ii) having been prepared in accordance with generally accepted accounting principles consistently applied;

                          (d)     As soon as practicable, and in any event
within 60 days after the end of each fiscal quarter of the Company, a consolidating balance sheet and related consolidating statement of income of the Company showing its financial condition as of the last day of such fiscal quarter and the results of operations for the fiscal year to date, certified by the chief financial officer of the Company as to (i) fair presentation of the financial position and of the Company and the results of operations (ii) having been prepared in accordance with generally accepted accounting principles consistently applied;

                          (e)     As soon as practicable, and in any event
within 180 days after the end of each fiscal year of HCL, unqualified audited consolidated balance sheets, related statements of income, retained earnings and cash flows showing HCL's financial condition, as of the close of such fiscal year and its results of operations during such year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, audited by independent certified public accountants of recognized standing selected by the Company or HCL and acceptable to the Bank;

                          (f)     Promptly upon filing with the United States
Securities and Exchange Commission, copies of the Company's Forms 10-K and 10-Q as well as all other reports required of the Company under Sections 13 or 15(d) of the Securities Exchange Act of 1934;

                          (g)     Promptly following the occurrence thereof,
notice of any material adverse change in the business, affairs or financial condition of the Company or HCL;

                          (h)     Promptly following the occurrence thereof,
notice that the operations of Eddy Potash, Inc. have been put on a standby basis or discontinued;

                          (i)     Promptly following the occurrence thereof,
notice of any Default hereunder or of any default under any other Loan Document, the Senior Subordinated Note Indenture, the Senior Reset Note Indenture, any Senior Indebtedness, any Junior Indenture, or any Indebtedness to any institutional lender;

                          (j)     When any quarterly or annual financial
statements are required under this Section 6.5, or more often at the Bank's request, a certificate signed by the chief executive officer or chief financial officer of the Company (or, if requested by the Bank, by the Company's independent certified public accountants) certifying that no Default has occurred and is continuing; and

                          (k)     Such other information as to the financial
condition, operations, business, properties and other assets of the Company or HCL as the Bank may from time to time reasonably request.

The Company shall cause all audited financial statements required to be delivered to the Bank pursuant to this Section 6.5 to be addressed to the Bank by the independent certified public accountant who performed the audit.

                 6.6 Application of Proceeds. The Company will apply all proceeds of each Loan as provided in Section 3 hereof, and the Company will promptly furnish the Bank with evidence reasonably satisfactory to the Bank that all proceeds of such Loans have been properly applied by the Company.

                 6.7 ERISA Compliance. The Company will comply, in all material respects, and cause each of its Subsidiaries to comply, in all material respects, with the provisions of ERISA, if applicable, with respect to each of its or their respective Plans and as soon as possible after the Company knows or has reason to know that any Reportable Event with respect to any Plan has occurred, furnish to the Bank a statement signed by its chief executive officer or its chief financial officer setting forth details as to such Reportable Event and the action, if any, which the Company or its Subsidiary proposes to take with respect thereto, together with a copy of the notice of such Reportable Event furnished to PBGC.

                 6.8 Issuance of Securities. The Company shall not issue any shares of capital stock or securities convertible into shares of capital stock, or grant any options or rights to acquire any shares of capital stock, to any Israeli Resident, if, upon such issuance or upon the conversion of all outstanding convertible securities of the Company or upon the exercise of all existing options or rights, 25% or more of the issued and outstanding shares of any class of the Company's capital stock would be owned, directly or indirectly, beneficially and/or of record by Israeli Residents.

                 6.9 Refinancing Commitment for Senior Reset Notes. The Company shall obtain, on or before June 30, 1996, a firm written commitment to refinance the Senior Reset Notes, on terms and conditions acceptable to the Bank in its sole discretion.

                 6.10 HCL Dividends. In the event the Company is unable to make any payment when due under either Note, the Company shall cause HCL to declare and pay cash dividends to the Company in amounts sufficient so that the Company may make such payments, and the Company shall use such dividends for such purpose; provided, however, that if the declaration and payment of such dividends would be prohibited by any applicable Governmental Rule, the Company shall not be required to cause such declaration and payment, but shall use its best efforts to obtain any necessary approvals and permits so that such declaration and payment can be made in compliance with applicable Governmental Rules.

                 6.11 Senior Subordinated Notes Repurchase Event or Senior Reset Notes Repurchase Event. In the event of either (i) a "Change of Control", as defined in the Senior Subordinated Note Indenture, of the Company giving rise to an offer by the Company to purchase Senior Subordinated Notes pursuant to Section 4.18 of the Senior Subordinated Note Indenture (a "Senior Subordinated Notes Repurchase Event") or (ii) a "Change of Control", as defined in the Senior Reset Note Indenture, of the Company giving rise to an offer by the Company to purchase Senior Reset Notes pursuant to Section 4.17 of the Senior Reset Note Indenture, the Company shall give the Bank notice of such event not more than five Business Days thereafter.

                 6.12 Senior Reset Note Indenture Covenants. So long as the Senior Reset Note Indenture is in force and effect, the Company agrees to do and perform, in favor of and for the benefit of the Bank, all things set forth in Sections 4.02, 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16,
4.19 and 4.20 of the Senior Reset Note Indenture, as in effect on the date hereof, and such sections are incorporated herein by reference, as if set out herein in full, with such modifications as may be appropriate, mutatis mutandis.

                 6.13 Senior Subordinated Note Indenture. The Company agrees to do and perform, in favor of and for the benefit of the Bank, all things set forth in Section 4.02, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12,
4.13, 4.14, 4.15 and 4.16 of the Senior Subordinated Note Indenture, as in effect on the date hereof, and such sections are incorporated herein by reference, as if set out herein in full, with such modifications as may be appropriate, mutatis mutandis.

         7.      NEGATIVE COVENANTS.

                 The Company covenants and agrees that from and after the date hereof and so long as the Loan or any other obligation incurred hereunder or under any other Loan Document is outstanding, unless the Bank shall otherwise consent in a writing delivered to the Company, the Company, after giving effect to any Loan hereunder, will not:

                 7.1 Indebtedness to Adjusted Net Worth Ratio of the Company. Permit the ratio of the Company's total Indebtedness to the Company's Adjusted Net Worth to exceed, at any time, (a) 3 to 1, or (b) on a consolidated basis, 5 to 1.

                 7.2 Maintenance of Adjusted Net Worth of the Company. Permit the Company's Adjusted Net Worth to be less than $87,000,000.

                 7.3 Maintenance of Tangible Net Worth of the Company. Permit the Company's Tangible Net Worth (a) to be less than $16,000,000, or (b) on a consolidated basis, to be less than $10,000,000.

                 7.4 Maintenance of Tangible Net Worth of HCL. Permit HCL's Tangible Net Worth on a consolidated basis, as calculated according to Israeli generally accepted accounting principles, to be less than $70,000,000.

                 7.5 Maintaining Current Ratios. Permit (a) the Company's Current Ratio to be less than 1.5 to 1 at any time, or (b) the Company's Current Ratio, on a consolidated basis, to be less than 1.5 to 1 at any time, or (c) HCL's Current Ratio, on a consolidated basis, to be less than 1.5 to 1 at any time. In making the computations in clauses (a) and (b) hereof, Current Liabilities shall exclude all amounts outstanding under Loan #2 and Current Assets shall exclude the lower of book value or fair market value of the C.D.s and Treasuries then held by the Bank as collateral.

                 7.6 Maintenance of Working Capital. Permit the Company's Working Capital, on a consolidated basis, to be less than $75,000,000 at any time.

                 7.7 No Net Losses. Permit the Company to have, on a consolidated basis, a net loss at the end of any fiscal year, or HCL to have a net loss at the end of any fiscal year.

                 7.8 Restrictions on Dividends. Pay dividends during the period beginning July 1, 1994 and ending on January 6, 2001 which exceed, in the aggregate, $4,000,000 per annum plus an additional amount not greater than $500,000 for every Interest Period, on a cumulative basis, provided, that each such additional amount shall be payable only after the payment of all amounts payable in such Interest Period in respect of Loan #1. All cumulative amounts shall be calculated from the Closing Date to such date of determination.

                 7.9 Maintenance of Average Net Income. Permit the average of the Consolidated Net Income of HCL for the most recently completed fiscal year and for the next preceding fiscal year to be less than $8,000,000 per year.

                 7.10 Amendment of Subordinated Debt. Amend or otherwise change the terms of any Subordinated Debt, or make any payment consistent with an amendment or change thereto, if the effect of such amendment or change is to increase the interest rate or the liquidation preference of such debt securities, accelerate the dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect to such indenture or agreement, change the redemption provisions thereof or change the subordination provisions thereof, or which, together with all such other amendments or changes made, increase the obligations of the obligor or confer additional rights on the holder of such debt securities.

                 7.11 Amendments of Junior Subordinated Capital. Amend or otherwise change the terms of any Junior Subordinated Capital, or make any payment consistent with an amendment or change thereto, if the effect of such amendment or change is to increase the interest rate, the dividend rate or the liquidation preference on such Junior Subordinated Capital, accelerate the dates upon which payments of principal, dividends or interest are due thereon, change any event of default or condition to an event of default with respect to such Junior Subordinated Capital, change the redemption provisions thereof or change the subordination provisions thereof, or which, together with all other amendments or changes made, increase the obligations of the obligor or confer additional rights on the holder of such Junior Subordinated Capital.

                 7.12 Use of Loan Proceeds. Use any part of the proceeds of any Loan hereunder for any purpose other than those specified in Section 3 hereof.

                 7.13 Disposal of Property; Merger. (a) Wind up, liquidate or dissolve; (b) sell, exchange, lease, transfer or otherwise dispose of all or substantially all of (or agree to do any of the foregoing) its properties or other assets (unless the net proceeds are applied to prepay the Notes in accordance with Section 2.2 hereof) other than in transactions with Subsidiaries of the Company; or (c) consolidate with or merge with or into any other corporation, firm or entity.

                 7.14     HCL Disposal of Property; Merger.

                          (a)     Permit HCL to sell, exchange, lease, transfer
or otherwise dispose of all or substantially all of its assets, except in the ordinary course of business.

                          (b)     Permit HCL to sell, exchange or otherwise
transfer the shares of any of HCL's controlled Subsidiaries except to another HCL-controlled Subsidiary.

                          (c)     Permit HCL to consolidate with or merge with
or into any other corporation, firm or entity.

                 7.15 Release of Obligations. Discharge or release HCL from, or extend or otherwise modify in any material way any or all of HCL's material obligations to the Company, now or hereafter incurred.

                 7.16 Certain Liens. Contract, create, assume, incur or suffer to be created, assumed or incurred any Lien upon, or pledge of, any property or other assets of the Company or any of its Subsidiaries which will secure any other Senior Indebtedness, Senior Subordinated Notes, Senior Reset Notes, any Junior Subordinated Debt or any Subordinated Debt other than (i) Liens securing the purchase price of goods acquired in the ordinary course of business, not exceeding, in aggregate amount, $1,000,000 and (ii) Liens existing on the date hereof upon the Company's stock ownership of certain Subsidiaries, other than HCL, securing loans made to such Subsidiaries by Persons unaffiliated with TPR, the Company or any Subsidiary, and Liens which may arise hereafter upon such stock ownership in connection with the refinancing of such loans.

                 7.17 Maintenance of Priority. Permit or cause the Indebtedness of the Company to the Bank arising under the Loan Documents, including but not limited to the Company's obligations to pay the principal of and interest on the Notes, to not be fully senior in right of payment in all respects to the Senior Subordinated Notes, the Senior Reset Notes, any Junior Subordinated Debt and all other Subordinated Debt.

                 7.18 HCL Stock. Permit HCL to issue any additional shares of capital stock or sell, assign or transfer or permit HCL to sell, assign or transfer, any of the HCL Stock owned by the Company or, anything herein to the contrary notwithstanding, permit the creation of any liens or encumbrances on any of the HCL Stock, whether or not pledged pursuant to the Company Pledge Agreement, except pursuant to the Company Pledge Agreement. Nothing in this Section 7.18 shall prohibit HCL from issuing additional shares of HCL Stock if required to do so pursuant to a Governmental Rule, provided that such number of such additional shares are expressly pledged and made subject to a first priority security interest in favor of the Bank as are necessary, so that the percentage of the issued and outstanding shares of HCL Stock, after giving effect to such issuance of additional shares, then held by the Bank under the Company Pledge Agreement shall not have been reduced.

         8.      DEFAULTS AND REMEDIES.

                 8.1 Events of Default. In the case of the occurrence of any of the following events for any reason whatsoever, and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any governmental body or otherwise (each herein sometimes called an "Event of Default"):

                          (a)     Any representation or warranty made herein or
in any certificate hereafter delivered to the Bank pursuant to this Agreement, any Note or any other Loan Document shall prove to have been false or misleading in any material respect when made; or

                          (b)     Any default shall occur in the payment of
principal of or interest on any Note, as and when the same shall become due and payable, whether at the due date thereof, by acceleration, mandatory prepayment or otherwise; or

                          (c)     Any default shall occur in the due observance
or performance by the Company of any other covenant, agreement or condition contained herein or in any Note, the Company Pledge Agreement, the Treasury and C.D. Security Agreement, or any other Loan Document to be performed by the Company; or

                          (d)     (i)      TPR, the Company, HCL, or any
Significant Subsidiary shall suspend or discontinue its business, or (ii) TPR, the Company, HCL, Eddy Potash, Inc. or any Significant Subsidiary shall call a meeting of its creditors for the purpose of postponing or adjusting its liabilities or seeking an arrangement with its creditors, shall make an assignment for the benefit of creditors or a composition with creditors, shall be unable or admit in writing its inability to pay its debts generally as they mature, shall generally not pay its debts when they are due, shall file a petition in bankruptcy, shall become insolvent (howsoever such insolvency may be evidenced), shall suffer an order for relief to be entered against it under any bankruptcy law which shall remain undismissed or unstayed for a period of 45 days or more, shall petition or apply to any tribunal for the appointment of any receiver, custodian, liquidator or trustee of or for it or any substantial part of its property or other assets or shall commence any proceeding relating to it under any bankruptcy, reorganization, arrangement, readjustment of debt, receivership, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or there shall be commenced against TPR, the Company, HCL, Eddy Potash, Inc. or any Significant Subsidiary any such proceeding which shall remain undismissed or unstayed for a period of 45 days or more; or TPR, the Company, HCL, Eddy Potash, Inc., or any Significant Subsidiary shall take any action for the purpose of effecting any of the foregoing; or

                          (e)     Any order, judgment or decree shall be
entered in any proceeding against TPR, the Company, HCL, Eddy Potash, Inc. or any Significant Subsidiary decreeing the dissolution of TPR, the Company, HCL, Eddy Potash, Inc. or any Significant Subsidiary and such order, judgment or decree shall remain undischarged or unstayed for a period in excess of 30 days; or

                          (f)     Any Loan Document shall become invalid or
unenforceable, in whole or in part, or any default or event of default shall have occurred thereunder; or the Bank shall not have a valid perfected first priority security interest in the Treasuries and the C.D.s, under the laws of the State of New York and a valid perfected first priority lien, pledge and charge with respect to the HCL Stock under the laws of the State of Israel; except to the extent the Bank's security interest, lien, pledge and charge with respect to certain of the HCL Stock has been released in accordance with
Section 2.7 hereof; or

                          (g)     Any default (unless duly waived in writing by
the obligee) shall occur with respect to any Indebtedness (other than the Indebtedness evidenced by the Notes) of the Company aggregating more than $250,000, any of its Subsidiaries for or relating to borrowed money (including, without limitation, for the deferred purchase price of property or for the payment of rent under any lease), aggregating more than $250,000, or under any agreement under which any evidence of Indebtedness may be issued by the Company or any of its Subsidiaries and such default shall continue for more than the period of grace, if any, specified therein, if the effect of such default is to accelerate the maturity of such Indebtedness or to permit the holder thereof, or any trustee, to cause the same to become due prior to its stated maturity or if any such Indebtedness shall not be paid when due; or

                          (h)     Final judgment for the payment of money in
excess of $250,000 shall be rendered by a court of record against the Company or any of its Subsidiaries, and the Company or any of its Subsidiaries shall not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof within 30 days from the date of entry thereof and within such period of 30 days, or such longer period during which execution of such judgment shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

                          (i)     Any Reportable Event which the Bank
determines in good faith might constitute grounds for the termination of any Plan or for the appointment by the appropriate United States District Court of a trustee to administer any Plan shall have occurred and be continuing 30 days after notice to such effect shall be given to the Company by the Bank, or any Plan shall be terminated (with the exception of any Plan covering employees at Eddy Potash, Inc.), or a trustee shall be appointed by an appropriate United States District Court to administer any Plan, or PBGC shall institute proceedings to terminate any Plan or appoint a trustee to administer any Plan, or the Company or any of its Subsidiaries shall completely or partially withdraw from any multi-employer Plan (with the exception of any Plan covering employees at Eddy Potash, Inc.) or appoint a trustee to administer any such Plan or shall cease operation at any facility where such cessation could reasonably be expected to result in a separation from employment of more than 20% of the total number of employees who are participants under a Plan (with the exception of any Plan covering employees at Eddy Potash, Inc.); and in each case such event or condition, together with all such other events or conditions, if any, would subject the Company or any of its Subsidiaries to any tax, penalty or other liability aggregating in excess of $250,000, provided, however, that in determining whether such taxes, penalties or other liabilities exceed such limitation, there shall be excluded therefrom any tax, penalty or other liability which (i) within 30 days of being imposed, is paid or satisfied, or (ii) is being contested in good faith and by appropriate proceedings, with respect to which adequate reserves have been set aside by the Company and its Subsidiaries in conformity with generally accepted accounting principles and with respect to which none of the property or assets of the Company or any of its Subsidiaries has become or is about to become subject to any Lien; or

                          (j)     An Event of Default as defined under the
Senior Subordinated Note Indenture or the Senior Reset Note Indenture shall occur; or

                          (k)     The Company shall be in default under any
other obligation to Bank Hapoalim B.M. for the payment of money; or

                          (l)     TPR shall no longer Control the Company, or
shall cease to own a majority of the issued and outstanding common stock of the Company, or Arie Genger and members of his immediate family shall cease to own, in the aggregate, directly or indirectly, more than a majority of the equity and voting interests in TPR, unless any such change constitutes an Approved Change, or Arie Genger shall at any time for a reason other than death or serious disability, fail to maintain beneficial ownership, directly or indirectly, of at least 20% of the voting stock of the Company; or

                          (m)     The Company or any Subsidiary shall become an
"investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, or the regulations under such Act; or

                          (n)     a Senior Subordinated Note Repurchase Event or
Senior Reset Note Repurchase Event shall occur;

then, if any Event of Default described in subsection (e) above shall have occurred the Notes shall immediately become due and payable, and if any Event of Default described in any other subsection of this Section 8.1 shall have occurred, and at any time thereafter, if any such event shall then be continuing, the Bank may, by written notice to the Company, declare the principal of and accrued interest on the Notes, and any other amounts owed under this Agreement, the Notes or any Loan Document, to be due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived.

                 8.2 Suits for Enforcement. In case any one or more of such Events of Default shall occur and be continuing, the holder of any Note may proceed, to the extent permitted by law, to protect and enforce such holder's rights either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, condition or agreement contained in the Loan Documents or in aid of the exercise of any power granted in the Loan Documents, or proceed to enforce the payment of such Note or to enforce any other legal or equitable right of the holder of any Note.

                 8.3 Remedies Cumulative. No right or remedy herein or in any other agreement or instrument conferred upon the Bank or the holder of any
Note is intended to be exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and shall be in addition to every other right and remedy given hereunder or under any Loan Document or now or hereafter existing at law or in equity or by statute or otherwise. Without limiting the generality of the foregoing, if any Note or any of the other obligations of the Company to the Bank shall not be paid when due, whether at the stated maturity thereof, by acceleration or otherwise, the Bank shall not be required to resort to any particular security, right or remedy or to proceed in any particular order of priority, and the Bank shall have the right at any time and from time to time, in any manner and in any order, to enforce its security interests, liens, rights and remedies, or any of them, as it deems appropriate in the circumstances and apply the proceeds of its collateral to such obligations of the Company as it determines in its sole discretion.

         9.      MISCELLANEOUS.

                 9.1 Notices. All notices, requests and other communications to any party under this Agreement and the other Loan Documents shall be in writing and shall be given to such party, by mail, telecopy, telex, personal delivery or other customary means of delivery, addressed to it as set forth below or such other address or telex number as such party may in the future specify for such purpose by notice to the other party. Each such notice, request or communication shall be effective (a) if given by telex, when such telex is transmitted to the telex number specified below and the appropriate answerback is received, (b) if given by mail, two days after such communication is deposited in the United States mails and sent by certified or registered mail, return receipt requested, with first class postage prepaid, addressed as aforesaid or (c) if given by telecopy, personal delivery or any other means, when received at the address specified below.

            Party                    Address
            -----                    -------

If to the Company:                Trans-Resources, Inc.
                                  9 West 57th Street
                                  Suite 3900
                                  New York, New York 10019
                                  Attention:  President
                                  Telephone:  (212) 888-3044
                                  Telecopier: (212) 888-3708

with a copy to:                   Lester W. Youner
                                  Vice President, Treasurer and
                                    Chief Financial Officer
                                  Trans-Resources, Inc.
                                  9 West 57th Street
                                  New York, New York  10019
                                  Telephone:  (212) 888-3044
                                  Telecopier: (212) 888-3708
and with
a copy to:                        Rubin Baum Levin Constant & Friedman
                                  30 Rockefeller Plaza
                                  New York, New York 10112
                                  Attention:  Edward Klimerman, Esq.
                                  Telephone:  (212) 698-7700
                                  Telex:  147264
                                  Answerback:  RBLNYK
                                  Telecopier:  (212) 698-7825

If to the Bank:                   Bank Hapoalim B.M. New York Branches
                                  1177 Avenue of the Americas
                                  New York, New York 10038

                                  Attention:  Mordechai Kremer
                                              First Vice President
                                  Telephone:  (212) 782-2165
                                  Telecopier:  (212) 782-2222

with a copy to:                   Bank Hapoalim B.M.
                                  New York Branches
                                  1177 Avenue of the Americas
                                  New York, New York 10019
                                  Attention:  Lawrence Lefkowitz, Esq.
                                  Telephone:  (212) 782-2141
                                  Telecopier:  (212) 782-2222

and with
a copy to:                        Kronish, Lieb, Weiner & Hellman
                                  1114 Avenue of the Americas
                                  New York, New York  10036-7798
                                  Attention:  Steven K. Weinberg, Esq.
                                  Telephone:  (212) 479-6240
                                  Telecopier:  (212) 479-6275

                 9.2 Survival of Representations; Successors and Assigns. All covenants, agreements, representations and warranties made herein and in any certificate delivered pursuant hereto shall survive the making by the Bank of the Loans contemplated herein and the execution and delivery to the Bank of the Notes evidencing the Loans regardless of any investigation made by the Bank and of the Bank's access to any information and shall continue in full force and effect so long as any indebtedness or obligation created hereunder is outstanding and unpaid. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party, subject to the provisions hereof. All covenants, agreements, representations and warranties by the Company which are contained or incorporated in this Agreement or in any other Loan Document shall inure to the benefit of the successors and assigns of the Bank and any holder of any Note. Except for the parties hereto and their respective successors and assigns, no other Person shall be entitled to the benefits of this Agreement or to rely thereon.

                 9.3 Effect of Delay. No failure or delay on the part of the Bank in exercising any right, power or privilege hereunder or under the Note, nor any course of dealing between the Company and the Bank, shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise or the exercise of any other right, power or privilege.

                 9.4 Expenses. The Company agrees to pay all out-of-pocket costs and expenses (including the reasonable fees and disbursements of special counsel) incurred by the Bank in connection with (a) the preparation and execution of the commitment letter and this Agreement and the other Loan Documents and the making of the Loans hereunder; provided, however, that whether or not the Loans are ever made, the Company agrees to pay the Bank all of its costs and expenses, including the reasonable fees and disbursements of the Bank's counsel, incurred in connection with the preparation and negotiation of the commitment letter and the Loan Documents, and in addition the Company shall pay the reasonable fees and disbursements of Israeli counsel to the Bank, (b) any modifications or waivers of this Agreement or any other Loan Document requested by the Company, and (c) the enforcement and preservation of the rights of the Bank under or in connection with the Loan Documents. All of such expenses shall be paid by the Company on demand as incurred. The provisions of this Section 9.4 shall survive any termination of this Agreement, whether by reason of bankruptcy of the Company or otherwise.

                 9.5 Modifications and Waivers. No modification or waiver of any provisions of this Agreement or of any other agreement or instrument made or issued pursuant hereto or contemplated hereby, nor consent to any departure by the Company therefrom, shall in any event be effective, irrespective of any course of dealing between the parties, unless the same shall be in a writing executed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Company in any case shall thereby entitle the Company to any other or further notice or demand in the same, similar or other circumstances. Any transaction or matter excepted from the operation of any Section of this Agreement shall nevertheless be subject to the prohibitions and limitations contained elsewhere in this Agreement, unless expressly stated otherwise.

                 9.6 Set-Off of Accounts. The balance of every account of the Company with the Bank existing from time to time at any of the Bank's offices worldwide including, without limitation, the Bank Money-Market Account, or under the Treasury and C.D. Account Agreement and in any currency, shall be subject to being setoff against any obligations of the Company to the Bank arising under this Agreement or other Loan Documents, and the Bank may at any time and from time to time after an Event of Default shall have occurred and be continuing at its option and without notice to the Company, except as may be required by law, appropriate and apply toward the payment of any of such obligations of the Company to the Bank all or any part of the balance of each such account with the Bank.

                 9.7 Counterparts. This Agreement may be executed in any number of counterparts and by telecopier, each of which shall constitute an original, and all of which taken together shall constitute one and the same agreement.

                 9.8 Construction and Jurisdiction. This Agreement, the Notes and the other Loan Documents, except the Company Pledge Agreement, shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly within such State. The Company Pledge Agreement shall be governed by the laws of Israel applicable to contracts made and to be performed wholly within such nation. Any action or proceeding in connection with this Agreement or the Notes may be brought in a court of record of the State of New York, County of New York or any federal court located therein, the parties hereby consenting to the jurisdiction thereof, and service of process may be made upon any party by mailing a copy of the summons to such party, by registered mail, at its address to be used for the giving of notices under this Agreement. IN ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS, THE PARTIES MUTUALLY WAIVE TRIAL BY JURY AND ANY CLAIM THAT NEW YORK COUNTY IS AN INCONVENIENT FORUM. The Company hereby irrevocably appoints Rubin Baum Levin Constant & Friedman, and any successor firm or professional corporation, as its agent for service of process for any and all matters related to or arising out of any of the Loan Documents or any transactions contemplated thereby.

                 9.9 Headings. Section headings are for convenience only and shall not affect the interpretation or construction of this Agreement or the Notes.

                 9.10 Transfers and Booking of Loans. (a) Without limiting any of the Bank's rights hereunder, the Bank may, after any Loan is made hereunder, book any of the Loans in any of its branches anywhere in the world, or negotiate, assign, grant security interests in, delegate or otherwise transfer (each of the foregoing acts, a "Transfer") all of, or sell one or more participations in any portion of, any or all of the following: (i) the Notes, and (ii) the Bank's rights and related obligations under this Agreement and the other Loan Documents (any of the foregoing which is subject to a Transfer, a "Transferred Item");

provided, however, that at no time shall the Company be required, as a result of any such Transfer or participation, to (x) to give notices required by this Agreement to more than one Person and that one Person's designated department, employees and/or counsel, or (y) to obtain any consent or approval required under this Agreement from more than one Person, or (z) be subject to any additional taxes, fees, costs or expenses (including withholding taxes).

                          (b)     In the event the Bank Transfers any
Transferred Item, then to the extent provided by the Bank with respect to such Transfer, the Person to whom such Transfer is made (the "Transferee") shall have, and may exercise and enjoy, the rights, powers, privileges and remedies of the Bank with respect to such Transferred Item. The Bank shall, after any Transfer, and to the extent of such Transfer, be forever relieved and fully discharged from all liability and responsibility, if any, that it may thereafter have to the Company with respect thereto, but not with respect to matters occurring prior to such Transfer. The Bank shall retain all its rights and powers with respect to any Transferred Item to the extent not so Transferred.

                          (c)     The provisions of Section 9.6 (regarding
setoff rights) shall apply to any account of the Company with, and any claim of the Company against, any Transferee to the extent of such Transfer which shall have purchased the Loan or any portion thereof and shall become a "Bank" hereunder. This paragraph (c) of Section 9.11 shall not limit any other rights of the Bank or such Transferee whether arising under this Section 9.11, or otherwise hereunder or under applicable law.

                          (d)     The Bank is authorized to disclose any
information it may have or acquire about the Company and the Subsidiaries to any prospective or actual Transferee.

                 IN WITNESS WHEREOF, the Company and the Bank have caused this Agreement to be duly executed and delivered in the

City of New York by their duly authorized officers, all as of the date first above written.


                                           TRANS-RESOURCES, INC.


                                           By
                                             ----------------------------------
                                             Title:



                                           BANK HAPOALIM B.M.
                                             AN ISRAELI BANK ACTING THROUGH
                                             ITS NEW YORK BRANCHES


                                           By
                                             ----------------------------------
                                             Title:


                                           By
                                             ----------------------------------
                                             Title:

                                                                       EXHIBIT A


                                PROMISSORY NOTE


U.S. $40,000,000.00
                                                                   June 30, 1994
                                                              New York, New York


1.       Obligation and Repayment:

         FOR VALUE RECEIVED, TRANS-RESOURCES, INC., a Delaware corporation (the "Borrower"), promises to pay to the order of BANK HAPOALIM B.M. (the "Bank") at the Bank's office at 1177 Avenue of the Americas, New York, New York 10038 or at such other place in the United States as the Bank may specify by notice (the "Office"), the principal amount of FORTY MILLION DOLLARS ($40,000,000.00), in lawful money of the United States, together with interest, as specified below. Payment of principal shall be made in sixteen consecutive installments, the first such installment to be payable on October 5, 1994, and the remaining installments to be payable on the last day of each Interest Period occurring after October 5, 1994. The first fifteen principal installments shall each be in the amount of $2,500,000.00. The last principal installment shall be in the then outstanding unpaid principal balance of this Note and shall be due and payable on July 5, 1998, together with all unpaid interest accrued through that date.

2.       Interest:

         a. Generally. Interest shall be payable on the last day of each Interest Period and at any time that any part of the principal of this Note is due or is paid, or any time that this Note is paid in full. Interest shall be calculated on a daily basis on the outstanding principal amount of this Note at the LIBOR-Based Rate or the Default Rate, as the case may be, divided by 360 on the actual days elapsed from the date hereof, or from the date the entire principal balance of this Note shall have become due and payable, or from the stated date of maturity, as appropriate, until paid. Any payment by other than immediately available funds shall be subject to collection. Interest shall continue to accrue until the funds by which payment of principal is made are available to the Bank for its use. Interest shall never exceed the maximum lawful rate of interest applicable to this Note.

         b. Interest Rates. Subject to subparagraphs (c) and (d) below, interest on the outstanding principal amount of this Note for each Interest Period shall be payable at a rate per year (the "LIBOR-Based Rate") equal to 2.25 per annum above the LIBOR for that Interest Period.

         c. Absence of LIBOR Determination; Unenforceability. Notwithstanding subparagraph (b) of this paragraph 2, if the Bank determines, on any Date of Determination, that (A) by reason of circumstances affecting the London Interbank Market generally, adequate and fair means do not exist for ascertaining an applicable LIBOR or it is impractical for the Bank to continue to fund the outstanding principal amount of this Note during the applicable Interest Period, or (B) London Eurodollar Deposit Rates are no longer being quoted (temporarily or permanently) on the Reuters Monitor Money Rates Service or such Service is no longer functioning (temporarily or permanently) in substantially the same manner as on the date hereof, and, after negotiating in good faith, the Bank has failed to agree with the Borrower with respect to a substitute, publicly available reference for the determination of LIBOR, or (C) quotes for funds in United States Dollars in sufficient amounts comparable to the then outstanding principal amount of this Note and for the duration of the applicable Interest Period would not be available to the Bank in the London Interbank Market, or (D) quotes for funds in United States Dollars in the London Interbank Market will not accurately reflect the cost to the Bank of funding the outstanding principal amount of this Note during the applicable Interest Period, or (E) the making or funding of loans, or charging of interest at rates, based on LIBOR shall be unlawful or unenforceable for any reason, then as long as such circumstance(s) shall continue, interest on the outstanding principal amount of this Note shall be payable at a variable rate per year which shall be equal to the Prime-Based Rate and such interest shall be payable on the last day of each Interest Period until the principal amount of this
                 Note is paid in full.

         d. Default Rate. Regardless of the applicability of any other interest rate hereunder, whether pursuant to subparagraph (c) of this paragraph 2 or otherwise, interest on the outstanding principal amount of this Note shall be payable at a variable rate per year (the "Default Rate") which shall at all times be equal to two percent (2%) per year above the Prime-Based Rate, at any date after the entire outstanding principal balance of this Note shall have become due and payable (whether by reason of stated maturity, acceleration or otherwise; provided, however, in the case of acceleration, such Default Rate also shall apply retroactively from the earliest date an Event of Default, by reason of nonpayment or otherwise, first occurred).

3.       Prepayment:

         a.      Voluntary and Mandatory Prepayments.

                 (i) Generally. The Borrower shall be entitled to prepay the outstanding principal amount of this Note in whole or in part on any Business Day without the prior consent of the Bank and shall be required to prepay the outstanding principal of this Note in whole or in part as set forth in Section 2.2 of the Loan Agreement. Any such prepayment, whether voluntary or mandatory, shall be together with all interest due on the principal amount prepaid to the date of payment. Any prepayment shall be applied by the Bank in accordance with Section 2.2 of the Loan Agreement.

                 (ii) Change of Law. If any law, regulation, directive or treaty or any change therein or in the interpretation or application thereof shall make it unlawful for the Bank to maintain the loan evidenced by this Note or to claim or receive any amount otherwise payable under this Note or the Loan Agreement, the Bank shall so notify the Borrower. In the case of any such notice, the Borrower shall prepay the outstanding principal amount of this Note in full together with all accrued interest (A) on the last Business Day of the Interest Period which includes the date of such notice, if the Bank may lawfully receive such prepayment on such day, or (B) on such earlier date on which the Bank may lawfully receive such payment, if payment on such earlier date is reasonably required as a result of such impending illegality.

4.       Increased Costs:

         If, after the date of this Note, the adoption of any applicable Governmental Rule, any change in any applicable Governmental Rule, any change in the interpretation or administration of any applicable Governmental Rule by any

         Governmental Person charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive (whether or not having the force of law) of any such Governmental Person

         a. shall subject the Bank to any tax, duty or other charge with respect to all or any portion of the Loan, or its obligation to make all or any portion of the Loan or shall change the basis of taxation of payments to the Bank of any amounts due under this Note (except for changes in the rate of tax on the overall net income of the Bank or any of its offices imposed by the tax laws of any jurisdiction in the world); or

         b. shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit, capital adequacy requirement, capital equivalency, ratio of assets to liabilities or any other capital substitute or similar requirement against assets of, deposits with or for the account of, credit extended by, letters of credit issued and maintained by, or collateral subject to a lien in favor of the Bank, or shall impose on the Bank any other condition affecting all or any portion of the Loan;

and the result of any of the foregoing is to increase the cost to or to impose a cost on the Bank of making or maintaining all or any portion of the Loan, or to reduce the amount of any sum received or receivable by the Bank under this Note, or (in the case of a capital adequacy or similar requirement) to reduce the rate of return on the Bank's capital as a consequence of maintaining all or any portion of the Loan to a level below that which could have been achieved but for the imposition of such requirement (taking into consideration the Bank's capital adequacy policies), then, within 30 days after demand by the Bank, the Borrower shall pay the Bank for its own account such additional amount or amounts as will compensate the Bank for such increased cost or reduction actually incurred. The Bank will promptly notify the Borrower of any event of which it has knowledge, occurring after the date of this Note, which will entitle the Bank to compensation pursuant to this Paragraph 4. A certificate of the Bank claiming compensation for itself under this Paragraph 4 and setting forth in reasonable detail the additional amount or amounts to be paid to the Bank shall be conclusive evidence of the amount of such compensation absent manifest error. In determining such amount, the Bank may use any reasonable averaging and attribution methods.

5.       Net Payments:

         All payments to the Bank under this Note shall be made without defense, setoff or counterclaim and in such amounts as may be necessary in order that all such payments (after deduction or withholding for or on account of any present or future taxes, levies, imposts, duties, or other charges of whatsoever nature imposed by any government, any political subdivision or any taxing authority, other than any tax owed and measured by the overall net income of the Bank or any of its offices pursuant to the tax laws of any jurisdiction in the world (collectively, the "Taxes")), shall not be less than the amounts otherwise specified to be paid under this Note. A certificate as to any additional amounts payable to the Bank under this Paragraph 5 submitted to the Borrower by the Bank shall show in reasonable detail the amounts payable and the calculations used to determine in good faith such amounts and shall be conclusive absent manifest error. Any amounts payable by the Borrower under this Paragraph 5 with respect to past payments shall be due within three Business Days following receipt by the Borrower of such certificate from the Bank; any such amounts payable with respect to future payments shall be due concurrently with such future payments. With respect to each deduction or withholding for or on account of any Taxes, the Borrower shall promptly furnish to the Bank such certificates, receipts and other documents as may be required (in the reasonable judgment of the Bank) to establish any tax credit to which the Bank may be entitled.

6.       Compensation for Reinvestment Costs:

         If the Borrower makes any payment of or on account of the outstanding principal amount of this Note at any time other than the last day of an Interest Period, whether after an Event of Default or otherwise then the Borrower shall compensate the Bank for the costs (the "Reinvestment Costs") of reinvesting, for the period extending until the last day of the then current Interest Period, the funds received by it upon such payment at a rate or rates which may be less than the LIBOR-Based Rate applicable to the principal portion of such amount paid (the "Accelerated Principal"). The Borrower and the Bank acknowledge that determining the actual amount of the Reinvestment Costs may be difficult or impossible in any specific instance. Accordingly, the Borrower and the Bank agree that the Reinvestment Costs shall be:

                          the excess, if any, of (i) the product of (A) the Accelerated Principal, times (B) the applicable LIBOR-Based Rate divided by 360, times (C) the remaining number of days from the date of the payment to the last day of the relevant Interest Period, over(ii) that amount of interest which the Bank determines that the holder of a Treasury Obligation selected by the Bank in the amount (or as close to such amount as feasible) of the Accelerated Principal and having a maturity date on (or as soon after as feasible) the last day of the relevant Interest Period, would earn if that Treasury Obligation were purchased in the secondary market on the date the Accelerated Principal is paid to the Bank and were held to maturity.

                 The Borrower agrees that determination of Reinvestment Costs shall be based on amounts which a holder of a Treasury Obligation could receive under these circumstances, whether or not the Bank actually invests the Accelerated Principal in any Treasury Obligation.

7.       Conclusive Determination:

         The Bank's determination (i) as to the occurrence or continuation of any of the events referred to in subparagraph (c) of paragraph 2, (ii) of LIBOR and the applicable interest rate and the amount of interest accrued under this Note, and (iii) of Reinvestment Costs pursuant to paragraph 6, shall be conclusive, final and binding on the Borrower in the absence of manifest error.

8.       Definitions:

         a.      Accelerated Principal shall be as defined in paragraph
                 6.

         b. Business Day shall mean a "Business Day" as defined in the Loan Agreement.

         c. Closing Date shall mean the "Closing Date" as defined in the Loan Agreement.

         d. Date of Determination shall mean, with respect to each Interest Period, two Business Days prior to the commencement of that Interest Period.

         e. Default Rate shall have the meaning assigned thereto in Paragraph 2(d).

         f. Event of Default shall mean an "Event of Default" as defined in the Loan Agreement.

         g. Governmental Person shall mean "Governmental Person" as defined in the Loan Agreement.

         h. Governmental Rule shall mean "Governmental Rule" as defined in the Loan Agreement.

         i. Interest Period shall mean each consecutive three-month period ending on the fifth day of October, January, April and July, as the case may be, following the Closing Date, except that the first Interest Period shall begin on the Closing Date and end on October 5, 1994. The last Interest Period shall end on July 5, 1998. Each Interest Period shall commence immediately at the end of the preceding Interest Period, except that the first Interest Period shall commence on the Closing Date. If any Interest Period would otherwise come to an end on a day which is not a Business Day, the termination thereof shall be postponed to the next day which is a Business Day unless it would thereby terminate in the next calendar month. In such case, such Interest Period shall terminate on the immediately preceding Business Day.

         j. Liabilities shall include all amounts from time to time payable by the Borrower under this Note or the Loan Agreement and any and all other obligations or liabilities of the Borrower arising under this Note or the Loan Agreement.

         k. LIBOR shall mean, with respect to any Interest Period, the rate or rates established by the New York Branches of the Bank on the Date of Determination for that Interest Period by applying the London Eurodollar Deposit Rates quoted on the display designated as page "RMEY" to subscribers of the Reuters Monitor Money Rates Service. The rates so quoted reflect the selling rates selected by such Service as rates offered at 11:00 A.M. London Standard Time for bank to bank United States Dollar deposits in such amounts and for such periods of time (Interest Periods) as may apply. In the event the RMEY page shall be replaced by another page on the Reuters Money Market Rates Service for quoting London Eurodollar Deposit Rates, then rates quoted on said replacement page shall be applied. If the Bank determines that London Eurodollar Deposit Rates are no longer being quoted (temporarily or permanently) on the Reuters Monitor Money Rates Service or that such Service is no longer functioning (temporarily or permanently) in substantially the same manner as on the date hereof, then the Borrower and the Bank shall negotiate in good faith towards the aim of agreeing upon a substitute, publicly available reference for the determination of LIBOR.

         l. LIBOR-Based Rate shall have the meaning assigned thereto in Paragraph 2(b).

         m.      Loan shall mean "Loan #1" as defined in the Loan Agreement.

         n. Loan Agreement shall mean the Loan Agreement, dated as of June 30, 1994, between the Borrower and the Bank, as amended and in force from time to time.

         o. London Interbank Market shall mean the London interbank market for United States Dollars and/or United States Dollar interest rates.

         p.      Person shall mean "Person" as defined in the Loan Agreement.

         q. Prime-Based Rate shall mean the Bank's New York Branches' stated prime rate as reflected from time to time in its books and records. The Prime-Based Rate shall change automatically when and as the Prime Rate shall change. The Bank may make loans to others at rates above or below its Prime Rate.

         r. Reinvestment Costs shall have the meaning assigned thereto in Paragraph 6.

         s.      Taxes shall have the meaning assigned thereto in Paragraph 5.

         t. Transfer shall mean any negotiation, assignment, granting of a security interest in, delegation or other transfer of, a complete or partial interest or obligation; such term shall also mean to make a Transfer.

         u. Treasury Obligation shall mean a note, bill or bond issued by the United States Treasury Department as a full faith and credit general obligation of the United States.

9.       Waiver:

         Notice, presentment, protest, notice of dishonor and demand for payment are hereby waived as to all of the Liabilities.

10.      Costs and Expenses:

         The Borrower shall pay all costs and expenses of every kind incurred by the Bank in connection with any proceedings to collect any Liabilities, including reasonable attorneys fees and disbursements, as provided in the Loan Agreement.

11.      Maturity on Business Day:

         If any payment of principal of or interest on this Note or any other amount under this Note falls due on a day which is not a Business Day, it shall be payable on the next succeeding day on which the Office is open (unless such day would be a day in the next calendar month, and in such case payment shall be due on the immediately preceding Business Day), and the resulting additional or decreased time (if any) shall be included in or deducted from the computation of interest.

12.      Parties; No Transfers by the Borrower:

         a. Without the Bank's written consent, the Borrower shall have no right to Transfer any of its obligations hereunder and any such purported Transfer shall be void. Subject to the foregoing, this Note is binding upon the Borrower and upon the Borrower's successors and assigns.

         b. If this Note is not a negotiable instrument, then the Borrower hereby waives all defenses (except such defenses as may be asserted against a holder in due course of a negotiable instrument) which the Borrower may have or acquire against any Transferee who takes this Note, or any complete or partial interest in it, for value, in good faith and without notice that it is overdue or has been dishonored or of any defense against or claim to it on the part of any Person.

13.      Reference to Loan Agreement, Acceleration, Remedies:

         This Note is Note #1 referred to in the Loan Agreement, and is entitled to the security and benefits therein provided and is subject to the terms and conditions thereof. This Note is subject to mandatory prepayment in whole or in part as specified in Section 2.2 of the Loan Agreement and upon the occurrence of an Event of Default, the principal of and accrued interest hereon may automatically become, or may be declared to be, forthwith due and payable, as provided in the Loan Agreement and the Bank shall be entitled to each and every one of the remedies set forth therein.

14.      No Oral Changes; No Waiver; Other Rights:

         This Note may not be changed orally. Neither a waiver by the Bank of any of its options, powers or rights in one or more instances, nor any delay on the part of the Bank in exercising any of its options, powers or rights, nor any partial or single exercise thereof, shall constitute a waiver thereof in any other instance. The options, powers and rights of the Bank specified herein are in addition to those otherwise created in the Loan Agreement and other Loan Documents.

15.      Partial Unenforceability:

         Any provision of this Note which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or nonauthorization, without invalidating the remaining provisions of this Note in that or any other jurisdiction and without affecting the validity, enforceability or legality of such provision in any other jurisdiction.

16.      Governing Law, Jurisdiction, Litigation and Waiver of Jury
         Trial:

         This Note shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly within such State. Any action or proceeding in connection with this Note may be brought in a court of record of the State of New York, County of New York or any federal court located therein, the parties hereby consenting to the jurisdiction thereof, and service of process may be made upon any party by mailing a copy thereof to such party, by registered mail, at its address to be used for the giving of notices under the Loan Agreement. IN ANY ACTION OR ANY JUDICIAL PROCEEDING RELATING TO THIS NOTE THE BORROWER AND BANK MUTUALLY WAIVE TRIAL BY JURY.

                                                  TRANS-RESOURCES, INC.


                                                  By:
                                                     ---------------------------
                                                     Title:

                                                                       EXHIBIT B


                                PROMISSORY NOTE


U.S. $100,000,000.00
June 30, 1994
                                                              New York, New York

1.       Obligation and Repayment:

         FOR VALUE RECEIVED, TRANS-RESOURCES, INC., a Delaware corporation (the "Borrower"), promises to pay to the order of BANK HAPOALIM B.M. (the "Bank") at the Bank's office at 1177 Avenue of the Americas, New York, New York 10038 or at such other place in the United States as the Bank may specify by notice (the "Office"), the principal amount of ONE HUNDRED MILLION DOLLARS ($100,000,000.00), in lawful money of the United States, together with interest, as specified below.

         a. Subject to conversion of all or any portion of the principal of this Note to a "Converted Term Loan," as defined in the Loan Agreement and the provisions herein with respect to a Converted Term Loan, the unpaid principal hereof shall be repayable in full in one lump sum payment on January 5, 1996.

         b.      Any portion of the principal of this Note deemed under Section
                 2.1 of the Loan Agreement to be a Converted Term Loan shall be repayable in twenty consecutive installments, the first such installment to be payable commencing on the last day of the Interest Period during which any portion of this Loan shall be deemed converted into a Converted Term Loan pursuant to
                 Section 2.1 of the Loan Agreement, and the remaining installments to be payable on the last day of each succeeding Interest Period. The principal installments in respect of each Converted Term Loan shall be in the amount of the outstanding principal amount of such Converted Term Loan, divided by twenty.

2.       Interest:

         a. Generally. Interest shall be payable on the last day of each Interest Period. Interest shall also be payable at any time that any part of the principal or any installment of this Note is due or is paid, or any time that this Note is paid in full. Interest shall be calculated on a daily basis on the outstanding principal amount of this Note, at the LIBOR-Based Rate for the unpaid principal hereof not constituting

                 Converted Term Loans, and at the Converted Loan LIBOR-Based Rate for the unpaid principal hereof constituting Converted Term Loans, divided by 360 on the actual days elapsed from the date hereof, in the case of unpaid principal not constituting Converted Term Loans, or from the date of conversion for each portion of the unpaid principal hereof converted to a Converted Term Loan, or at the applicable Default Rate for such applicable principal amount, divided by 360 on the actual days elapsed from the date the entire principal balance of this Note shall have become due and payable, or from the stated date of maturity, as appropriate, until paid. Any payment by other than immediately available funds shall be subject to collection. Interest shall continue to accrue until the funds by which payment of principal is made are available to the Bank for its use. Interest shall never exceed the maximum lawful rate of interest applicable to this Note.

         b.      Interest Rates.  Subject to subparagraphs (c) and (d) below,
                 (i) interest on the outstanding principal amount of this Note not then constituting Converted Term Loans for each Interest Period shall be payable at a rate per year (the "LIBOR-Based Rate") equal to 1% per annum above the LIBOR for that Interest Period, and (ii) interest on the outstanding principal amount of this Note constituting Converted Term Loans for each Interest Period shall be payable at a rate per year (the "Converted Loan LIBOR-Based Rate") equal to 2.25% per annum above the LIBOR for that Interest Period. Anything herein to the contrary notwithstanding, any unpaid principal portion hereof which becomes a Converted Term Loan prior to the last day of the then applicable Interest Period, shall bear interest from the date of such conversion at the Converted Loan LIBOR-Based Rate.

         c. Absence of LIBOR Determination; Unenforceability. Notwithstanding subparagraph (b) of this paragraph 2, if the Bank determines, on any Date of Determination, that (A) by reason of circumstances affecting the London Interbank Market generally, adequate and fair means do not exist for ascertaining an applicable LIBOR or it is impractical for the Bank to continue to fund the outstanding principal amount of this Note during the applicable Interest Period, or (B) London Eurodollar Deposit Rates are no longer being quoted (temporarily or permanently) on the Reuters Monitor Money Rates Service or such Service is no longer functioning (temporarily or permanently) in substantially the same manner as on the date hereof, and, after negotiating in good faith, the Bank has failed to agree with the Borrower with respect to a substitute, publicly available reference for the determination of LIBOR, or (C) quotes for funds in United States Dollars in sufficient amounts comparable to the then outstanding principal amount of this Note and for the duration of the applicable Interest Period would not be available to the Bank in the London Interbank Market, or (D) quotes for funds in United States Dollars in the London Interbank Market will not accurately reflect the cost to the Bank of funding the outstanding principal amount of this Note during the applicable Interest Period, or (E) the making or funding of loans, or charging of interest at rates, based on LIBOR shall be unlawful or unenforceable for any reason, then as long as such circumstance(s) shall continue, interest on the outstanding principal amount of this Note shall be payable at a variable rate per year which shall be equal to the Prime- Based Rate and such interest shall be payable on the last day of each Interest Period until the principal amount of this Note is paid in full.

         d. Default Rate. Regardless of the applicability of any other interest rate hereunder, whether pursuant to subparagraph (c) of this paragraph 2 or otherwise, interest on the outstanding principal amounts of this Note as evidenced by Schedule A and Schedule B shall be payable at a variable rate per year (the "Default Rate") which shall at all times be equal to two percent (2%) per year above the Prime-Based Rate, at any date after the entire outstanding principal balance evidenced by Schedule A or Schedule B, as the case may be, shall have become due and payable (whether by reason of stated maturity, acceleration or otherwise; provided, however, in the case of acceleration, such Default Rate also shall apply retroactively from the earliest date an Event of Default, by reason of nonpayment or otherwise, first occurred).

3.       Schedules A and B:

         The entire unpaid principal hereof on the date hereof shall be noted on the attached Schedule A. Thereafter, the date and amount of each Converted Term Loan shall be noted on Schedule A, as a reduction of the unpaid principal hereof indicated thereon, and a corresponding notation shall be made on Schedule B, indicating the date such unpaid principal balance was deemed a Converted Term Loan and the principal amount thereof.

         The Borrower hereby unconditionally and irrevocably authorizes the Bank to make such notations on the attached Schedules A and B (the "Schedules"). All such notations shall be deemed correct, conclusive and binding in the absence of manifest error; provided, however, that the failure of the Bank to make any appropriate notation on either Schedule A or Schedule B shall not prevent or hinder the Bank from collecting, or affect the Bank's right to payment of the principal of and interest on this Note or in any way render the conversion of any unpaid principal hereof to a Converted Term Loan invalid.

4.       Prepayment:

         a.      Voluntary and Mandatory Prepayments.

                 (i) Generally. The Borrower shall be entitled to prepay the outstanding principal amount of this Note in whole or in part on any Business Day without the prior consent of the Bank and shall be required to prepay the outstanding principal of this Note in whole or in part as set forth in Section 2.2 of the Loan Agreement. Any such prepayment, whether voluntary or mandatory, shall be together with all interest due on the principal amount prepaid to the date of payment. Any prepayment shall be applied by the Bank in accordance with Section 2.2 of the Loan Agreement.

                 (ii) Change of Law. If any law, regulation, directive or treaty or any change therein or in the interpretation or application thereof shall make it unlawful for the Bank to maintain the loan evidenced by this Note or to claim or receive any amount otherwise payable under this Note or the Loan Agreement, the Bank shall so notify the Borrower. In the case of any such notice, the Borrower shall prepay the outstanding principal amount of this Note in full together with all accrued interest (A) on the last Business Day of the Interest Period which includes the date of such notice, if the Bank may lawfully receive such prepayment on such day, or (B) on such earlier date on which the Bank may lawfully receive such payment, if payment on such earlier date is reasonably required as a result of such impending illegality.

5.       Increased Costs:

         If, after the date of this Note, the adoption of any applicable Governmental Rule, any change in any applicable Governmental Rule, any change in the interpretation or administration of any applicable Governmental Rule by any Governmental Person charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive (whether or not having the force of law) of any such Governmental Person

         (a) shall subject the Bank to any tax, duty or other charge with respect to all or any portion of the Loan, or its obligation to make all or any portion of the Loan or shall change the basis of taxation of payments to the Bank of any amounts due under this Note (except for changes in the rate of tax on the overall net income of the Bank or any of its offices imposed by the tax laws of any jurisdiction in the world); or

         (b) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit, capital adequacy requirement, capital equivalency, ratio of assets to liabilities or any other capital substitute or similar requirement against assets of, deposits with or for the account of, credit extended by, letters of credit issued and maintained by, or collateral subject to a lien in favor of the Bank, or shall impose on the Bank any other condition affecting all or any portion of the Loan;

         and the result of any of the foregoing is to increase the cost to or to impose a cost on the Bank of making or maintaining all or any portion of the Loan, or to reduce the amount of any sum received or receivable by the Bank under this Note, or (in the case of a capital adequacy or similar requirement) to reduce the rate of return on the Bank's capital as a consequence of maintaining all or any portion of the Loan to a level below that which could have been achieved but for the imposition of such requirement (taking into consideration the Bank's capital adequacy policies), then, within 30 days after demand by the Bank, the Borrower shall pay the Bank for its own account such additional amount or amounts as will compensate the Bank for such increased cost or reduction actually incurred. The Bank will promptly notify the Borrower of any event of which it has knowledge, occurring after the date of this Note, which will entitle the Bank to compensation pursuant to this Paragraph 5. A certificate of the Bank claiming compensation for itself under this Paragraph 5 and setting forth in reasonable detail the additional amount or amounts to be paid to the Bank shall be conclusive evidence of the amount of such compensation absent manifest error. In determining such amount, the Bank may use any reasonable averaging and attribution methods.

6.       Net Payments:

         All payments to the Bank under this Note shall be made without defense, setoff or counterclaim and in such amounts as may be necessary in order that all such payments (after deduction or withholding for or on account of any present or future taxes, levies, imposts, duties, or other charges of whatsoever nature imposed by any government, any political subdivision or any taxing authority, other than any tax owed and measured by the overall net income of the Bank or any of its offices pursuant to the tax laws of any jurisdiction in the world (collectively, the "Taxes")), shall not be less than the amounts otherwise specified to be paid under this Note. A certificate as to any additional amounts payable to the Bank under this Paragraph 6 submitted to the Borrower by the Bank shall show in reasonable detail the amounts payable and the calculations used to determine in good faith such amounts and shall be conclusive absent manifest error. Any amounts payable by the Borrower under this Paragraph 6 with respect to past payments shall be due within three Business Days following receipt by the Borrower of such certificate from the Bank; any such amounts payable with respect to future payments shall be due concurrently with such future payments. With respect to each deduction or withholding for or on account of any Taxes, the Borrower shall promptly furnish to the Bank such certificates, receipts and other documents as may be required (in the reasonable judgment of the Bank) to establish any tax credit to which the Bank may be entitled.

7.       Compensation for Reinvestment Costs:

         If the Borrower makes any payment of or on account of the outstanding principal amount of this Note at any time other than the last day of an Interest Period, whether after an Event of Default or otherwise then the Borrower shall compensate the Bank for the costs (the "Reinvestment Costs") of reinvesting, for the period extending until the last day of the then current Interest Period, the funds received by it upon such payment at a rate or rates which may be less than the LIBOR-Based Rate applicable to the principal portion of such amount paid (the "Accelerated Principal"). The Borrower and the Bank acknowledge that determining the actual amount of the Reinvestment Costs may be difficult or impossible in any specific instance. Accordingly, the Borrower and the Bank agree that the Reinvestment Costs shall be:

                          the excess, if any, of (i) the product of (A) the Accelerated Principal, times (B) the LIBOR-Based Rate or the Converted Loan LIBOR-Based Rate, as applicable, divided by 360, times (C) the remaining number of days from the date of the payment to the last day of the relevant Interest Period, over(ii) that amount of interest which the Bank determines that the holder of a Treasury Obligation selected by the Bank in the amount (or as close to such amount as feasible) of the Accelerated Principal and having a maturity date on (or as soon after as feasible) the last day of the relevant Interest Period, would earn if that Treasury Obligation were purchased in the secondary market on the date the Accelerated Principal is paid to the Bank and were held to maturity.

                 The Borrower agrees that determination of Reinvestment Costs shall be based on amounts which a holder of a Treasury Obligation could receive under these circumstances, whether or not the Bank actually invests the Accelerated Principal in any Treasury Obligation.

8.       Conclusive Determination:

                 The Bank's determination (i) as to the occurrence or continuation of any of the events referred to in subparagraph
                 (c) of paragraph 2, (ii) of LIBOR and the applicable interest rate and the amount of interest accrued under this Note, and
                 (iii) of Reinvestment Costs pursuant to paragraph 7, shall be conclusive, final and binding on the Borrower in the absence of manifest error.

9.       Definitions:

         a. Accelerated Principal shall have the meaning assigned thereto in Paragraph 7.

         b. Business Day shall mean "Business Day" as defined in the Loan Agreement.

         c. Closing Date shall mean the "Closing Date" as defined in the Loan Agreement.

         d. Converted Loan LIBOR-Based Rate shall have the meaning assigned thereto in Paragraph 2(b).

         e. Date of Determination shall mean, with respect to each Interest Period, two Business Days prior to the commencement of that Interest Period.

         f. Default Rate shall have the meaning assigned thereto in of Paragraph 2(d).

         g. Event of Default shall mean an "Event of Default" as defined in the Loan Agreement.

         h. Governmental Person shall mean "Governmental Person" as defined in the Loan Agreement.

         i. Governmental Rule shall mean "Governmental Rule" as defined in the Loan Agreement.

         j.      Interest Period shall mean:

                          (i) with respect to the outstanding principal amount
                 of this Note not constituting Converted Term Loans, each consecutive three-month period ending on the fifth day of October, January, April or July, as the case may be, following the Closing Date, except that the first Interest Period shall begin on the Closing Date and end on October 5, 1994. The last such Interest Period shall end on January 5, 1996. Each such Interest Period shall commence immediately at the end of the preceding Interest Period, except that the first Interest Period shall commence on the Closing Date; or

                          (ii) with respect to each Converted Term Loan,
                 initially, the period commencing on such Business Day prior to January 5, 1996 as the Bank shall have agreed to and ending on the first to occur of the next following January 5, April 5, July 5 or October 5, and thereafter each consecutive three-month period ending on such a date.

                 If any Interest Period would otherwise come to an end on a day which is not a Business Day, the termination thereof shall be postponed to the next day which is a Business Day unless it would thereby terminate in the next calendar month. In such case, such Interest Period shall terminate on the immediately preceding Business Day.

         k. Liabilities shall include all amounts from time to time payable by the Borrower under this Note or the Loan Agreement and any and all other obligations or liabilities of the Borrower arising under this Note or the Loan Agreement.

         l. LIBOR shall mean, with respect to any Interest Period, the rate or rates established by the New York Branches of the Bank on the Date of Determination for that Interest Period by applying the London Eurodollar Deposit Rates quoted on the display designated as page "RMEY" to subscribers of the Reuters Monitor Money Rates Service. The rates so quoted reflect the selling rates selected by such Service as rates offered at 11:00 A.M. London Standard Time for bank to bank United States Dollar deposits in such amounts and for such periods of time (Interest Periods) as may apply. In the event the RMEY page shall be replaced by another page on the Reuters Money Market Rates Service for quoting London Eurodollar Deposit Rates, then rates quoted on said replacement page shall be applied. If the Bank determines that London Eurodollar Deposit Rates are no longer being quoted (temporarily or permanently) on the Reuters Monitor Money Rates Service or that such Service is no longer functioning (temporarily or permanently) in substantially the same manner as on the date hereof, then the Borrower and the Bank shall negotiate in good faith towards the aim of agreeing upon a substitute, publicly available reference for the determination of LIBOR.

         m. LIBOR-Based Rate shall have the meaning assigned thereto in Paragraph 2 (b).

         n.      Loan shall mean "Loan #2" as defined in the Loan Agreement.

         o. Loan Agreement shall mean the Loan Agreement, dated as of June 30, 1994, between the Borrower and the Bank, as amended and in force from time to time.

         p. London Interbank Market shall mean the London interbank market for United States Dollars and/or United States Dollar interest rates.

         q.      Person shall mean "Person" as defined in the Loan Agreement.

         r. Prime-Based Rate shall mean the Bank's New York Branches' stated prime rate as reflected from time to time in its books and records. The Prime-Based Rate shall change automatically when and as the Prime Rate shall change. The Bank may make loans to others at rates above or below its Prime Rate.

         s. Reinvestment Costs shall have the meaning assigned thereto in Paragraph 7.

         t.      Taxes shall have the meaning assigned thereto in Paragraph 6.

         u. Transfer shall mean any negotiation, assignment, granting of a security interest in, delegation or other transfer of, a complete or partial interest or obligation; such term shall also mean to make a Transfer.

         v. Treasury Obligation shall mean a note, bill or bond issued by the United States Treasury Department as a full faith and credit general obligation of the United States.

10.      Waiver:

         Notice, presentment, protest, notice of dishonor and demand for payment are hereby waived as to all of the Liabilities.

11.      Costs and Expenses:

         The Borrower shall pay all costs and expenses of every kind incurred by the Bank in connection with any proceedings to collect any Liabilities, including reasonable attorneys fees, as provided in the Loan Agreement.

12.      Maturity on Business Day:

         If any payment of principal of or interest on this Note or any other amount under this Note falls due on a day which is not a Business Day, it shall be payable on the next succeeding day on which the Office is open (unless such day would be a day in the next calendar month, and in such case payment shall be due on the immediately preceding Business Day), and the resulting additional or decreased time (if any) shall be included in or deducted from the computation of interest.

13.      Parties; No Transfers by the Borrower:

         c. Without the Bank's written consent, the Borrower shall have no right to Transfer any of its obligations hereunder and any such purported Transfer shall be void. Subject to the foregoing, this Note is binding upon the Borrower and upon the Borrower's successors and assigns.

         d. If this Note is not a negotiable instrument, then the Borrower hereby waives all defenses (except such defenses as may be asserted against a holder in due course of a negotiable instrument) which the Borrower may have or acquire against any Transferee who takes this Note, or any complete or partial interest in it, for value, in good faith and without notice that it is overdue or has been dishonored or of any defense against or claim to it on the part of any Person.

14.      Reference to Loan Agreement, Acceleration, Remedies:

         This Note is Note #2 referred to in the Loan Agreement, and is entitled to the security and benefits therein provided and is subject to the terms and conditions thereof. This Note is subject to mandatory prepayment in whole or in part as specified in Section 2.2 of the Loan Agreement and upon the occurrence of an Event of Default, the principal of and accrued interest hereon may automatically become, or may be declared to be, forthwith due and payable, as provided in the Loan Agreement and the Bank shall be entitled to each and every one of the remedies set forth therein.

15.      No Oral Changes; No Waiver; Other Rights:

         This Note may not be changed orally. Neither a waiver by the Bank of any of its options, powers or rights in one or more instances, nor any delay on the part of the Bank in exercising any of its options, powers or rights, nor any partial or single exercise thereof, shall constitute a waiver thereof in any other instance. The options, powers and rights of the Bank specified herein are in addition to those otherwise created in the Loan Agreement and other Loan Documents.

16.      Partial Unenforceability:

         Any provision of this Note which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or nonauthorization, without invalidating the remaining provisions of this Note in that or any other jurisdiction and without affecting the validity, enforceability or legality of such provision in any other jurisdiction.

17.      Governing Law, Jurisdiction, Litigation and Waiver of Jury
         Trial:

         This Note shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly within such State. Any action or proceeding in connection with this Note may be brought in a court of record of the State of New York, County of New York or any federal court located therein, the parties hereby consenting to the jurisdiction thereof, and service of process may be made upon any party by mailing a copy thereof to such party, by registered mail, at its address to be used for the giving of notices under the Loan Agreement. IN ANY ACTION OR ANY JUDICIAL PROCEEDING RELATING TO THIS NOTE THE BORROWER AND BANK MUTUALLY WAIVE TRIAL BY JURY.


                                             TRANS-RESOURCES, INC.


                                             By:
                                                ---------------------------
                                                Title:

                                   SCHEDULE A
                    OF LOANS AND PAYMENTS TO PROMISSORY NOTE
                              DATED JUNE 30, 1994
                         MADE BY TRANS-RESOURCES, INC.




                                                                           Unpaid Principal Balance of
                                         Amount of Principal               Note after Subtraction of all
                        Initial            being deemed a                  Converted Term Loans to
                        Amount         Converted Term Loan on                 and including                      Notations
         Date           of  Loan        Corresponding  Date                 Corresponding Date                   made by
         ----           --------      -----------------------             -------------------------------       ----------

- - -------------------------------------------------------------------------------------------------------------------------------

- - -------------------------------------------------------------------------------------------------------------------------------

- - -------------------------------------------------------------------------------------------------------------------------------

- - -------------------------------------------------------------------------------------------------------------------------------

- - -------------------------------------------------------------------------------------------------------------------------------

- - -------------------------------------------------------------------------------------------------------------------------------

- - -------------------------------------------------------------------------------------------------------------------------------

- - -------------------------------------------------------------------------------------------------------------------------------

- - -------------------------------------------------------------------------------------------------------------------------------

- - -------------------------------------------------------------------------------------------------------------------------------

- - -------------------------------------------------------------------------------------------------------------------------------

- - -------------------------------------------------------------------------------------------------------------------------------

- - -------------------------------------------------------------------------------------------------------------------------------

- - -------------------------------------------------------------------------------------------------------------------------------

- - -------------------------------------------------------------------------------------------------------------------------------

- - -------------------------------------------------------------------------------------------------------------------------------

- - -------------------------------------------------------------------------------------------------------------------------------

- - -------------------------------------------------------------------------------------------------------------------------------

- - -------------------------------------------------------------------------------------------------------------------------------

                                   SCHEDULE B
                    OF LOANS AND PAYMENTS TO PROMISSORY NOTE
                              DATED JUNE 30, 1994
                         MADE BY TRANS-RESOURCES, INC.



                 Unpaid Principal Amount being deemed        Aggregate Unpaid Principal Amount of All
                 converted on Corresponding Date to a         Converted Term Loans to and including           Notations made
      Date                Converted Term Loan                           Corresponding Date                          by
      ----                -------------------                           ------------------                          ---

- - -------------------------------------------------------------------------------------------------------------------------------

- - -------------------------------------------------------------------------------------------------------------------------------

- - -------------------------------------------------------------------------------------------------------------------------------

- - -------------------------------------------------------------------------------------------------------------------------------

- - -------------------------------------------------------------------------------------------------------------------------------

- - -------------------------------------------------------------------------------------------------------------------------------

- - -------------------------------------------------------------------------------------------------------------------------------

- - -------------------------------------------------------------------------------------------------------------------------------

- - -------------------------------------------------------------------------------------------------------------------------------

- - -------------------------------------------------------------------------------------------------------------------------------

- - -------------------------------------------------------------------------------------------------------------------------------

- - -------------------------------------------------------------------------------------------------------------------------------

- - -------------------------------------------------------------------------------------------------------------------------------

- - -------------------------------------------------------------------------------------------------------------------------------

- - -------------------------------------------------------------------------------------------------------------------------------

- - -------------------------------------------------------------------------------------------------------------------------------

- - -------------------------------------------------------------------------------------------------------------------------------

- - -------------------------------------------------------------------------------------------------------------------------------

- - -------------------------------------------------------------------------------------------------------------------------------